                                                                  EXHIBIT (b)(3)

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      Among

                       LASALLE BANK NATIONAL ASSOCIATION,

                                   as Lender,

                                       and

                             INTEGRITY MEDIA, INC.,
                           INTEGRITY PUBLISHERS, INC.,
                                INO RECORDS, LLC,
                           INTEGRITY DIRECT, LLC, AND
                             KONA ACQUISITION CORP.

                                  as Borrower.

                           Closing Date: July 8, 2004

                                Table of Contents

                                                                                                        Page
1.       DEFINITIONS................................................................................      3
            1.1               Defined Terms.........................................................      3
            1.2               Accounting Terms......................................................     22
            1.3               Other Terms Defined in UCC............................................     22
            1.4               Other Interpretive Provisions.........................................     22

2.       COMMITMENT OF THE BANK.....................................................................     23
            2.1               Revolving Loans.......................................................     23
            2.2               Term Loans............................................................     25
            2.3               Reserved..............................................................     28
            2.4               Additional LIBOR Loan Provisions......................................     28
            2.5               Interest and Fee Computation; Collection of Funds.....................     29
            2.6               Letter of Credit Provisions...........................................     29
            2.7               Taxes.................................................................     30
            2.8               All Loans to Constitute Single Obligation.............................     31

3.       CONDITIONS OF BORROWING....................................................................     31
            3.1               Loan Documents........................................................     31
            3.2               Event of Default......................................................     33
            3.3               Material Adverse Effect...............................................     33
            3.4               Litigation............................................................     33
            3.5               Representations and Warranties........................................     33
            3.6               Commitment Fee........................................................     33
            3.7               Subordinated Deb......................................................     33
            3.8               Consummation of Merger................................................     33
            3.9               Merger Consideration and Expenses.....................................     33
            3.10              Post Merger Ownership and Availability................................     33
            3.11              Litigation............................................................     33
            3.12              Officer's Certificate.................................................     33
            3.13              Fees and Expenses.....................................................     33

4.       NOTES EVIDENCING LOANS.....................................................................     34
            4.1               Revolving Note........................................................     34
            4.2               Term Notes............................................................     34
            4.3               [RESERVED]............................................................     34

5.       MANNER OF BORROWING........................................................................     34
            5.1               Borrowing Procedures..................................................     34
            5.2               Conversion and Continuation Procedures................................     35
            5.3               Letters of Credit.....................................................     35
            5.4               Certain Conditions....................................................     35
            5.5               Automatic Debit.......................................................     36

            5.6               Discretionary Disbursements...........................................     36
            5.7               Credit Termination Date; Continuance of Obligations, Etc..............     36

6.       SECURITY FOR THE OBLIGATIONS...............................................................     36
            6.1               Security for Obligations..............................................     36
            6.2               Other Collateral......................................................     37
            6.3               Possession and Transfer of Collateral.................................     37
            6.4               Financing Statements..................................................     37
            6.5               [RESERVED]............................................................     38
            6.6               Preservation of the Collateral........................................     38
            6.7               Other Actions as to any and all Collateral............................     38
            6.8               Collateral in the Possession of a Warehouseman or Bailee..............     39
            6.9               [RESERVED]............................................................     39
            6.10              Letter-of-Credit Rights...............................................     39
            6.11              Commercial Tort Claims................................................     39
            6.12              Electronic Chattel Paper and Transferable Records.....................     39

7.       REPRESENTATIONS AND WARRANTIES.............................................................     40
            7.1               Borrower Organization and Name........................................     40
            7.2               Authorization.........................................................     40
            7.3               Validity and Binding Nature...........................................     40
            7.4               Consent; Absence of Breach............................................     40
            7.5               Ownership of Properties; Liens........................................     41
            7.6               Equity Ownership......................................................     41
            7.7               Intellectual Property.................................................     41
            7.8               Financial Statements..................................................     41
            7.9               Litigation and Contingent Liabilities.................................     41
            7.10              Event of Default......................................................     41
            7.11              Adverse Circumstances.................................................     42
            7.12              Environmental Laws and Hazardous Substances...........................     42
            7.13              Solvency, Etc.........................................................     42
            7.14              ERISA Obligations.....................................................     43
            7.15              Labor Relations.......................................................     43
            7.16              Security Interest.....................................................     43
            7.17              Lending Relationship..................................................     43
            7.18              Business Loan.........................................................     43
            7.19              Taxes.................................................................     43
            7.20              Compliance with Regulation U..........................................     44
            7.21              Governmental Regulation...............................................     44
            7.22              [RESERVED]............................................................     44
            7.23              Place of Business.....................................................     44
            7.24              Complete Information..................................................     44
            7.26              [RESERVED]............................................................     44
            7.27              Material Contracts....................................................     44
            7.28              Licenses and Authorizations...........................................     45

8.       AFFIRMATIVE COVENANTS......................................................................     45
            8.1               Compliance with Bank Regulatory Requirements; Increased Costs.........     45

            8.2               Borrower Existence....................................................     46
            8.3               Compliance With Laws..................................................     46
            8.4               Payment of Taxes and Liabilities......................................     46
            8.5               Maintain Property.....................................................     46
            8.7               ERISA Liabilities; Employee Plans.....................................     47
            8.8               Financial Statements..................................................     48
            8.9               [RESERVED]............................................................     48
            8.10              Supplemental Financial Statements.....................................     48
            8.11              Borrowing Base Certificate............................................     48
            8.12              Aged Accounts Schedule................................................     48
            8.13              Inventory Reports.....................................................     49
            8.14              Covenant Compliance Certificate.......................................     49
            8.15              Field Audits..........................................................     49
            8.16              Other Reports.........................................................     49
            8.17              Collateral Records....................................................     49
            8.18              Intellectual Property.................................................     49
            8.19              Notice of Proceedings.................................................     49
            8.20              Notice of Event of Default or Material Adverse Effect.................     49
            8.21              Environmental Matters.................................................     49
            8.22              Further Assurances....................................................     50
            8.23              Banking Relationship..................................................     50
            8.24              Non-Utilization Fee...................................................     50
            8.25              [RESERVED]............................................................     50
            8.27.1            Annual Projections....................................................     50
            8.27.2            Additional Material Contracts, Licenses and Authorizations............     50
            8.27.3            Tax Returns...........................................................     51
            8.27.4            SEC Filings and Press Releases........................................     51
            8.27.5            Soundscan Rating......................................................     51
            8.27.6            Celebration...........................................................     51
            8.28  Fiscal Year.......................................................................     51
            8.29  Books and Records; Maintenance of Properties......................................     51

9.       NEGATIVE COVENANTS.........................................................................     51
            9.1               Debt..................................................................     51
            9.2               Encumbrances..........................................................     52
            9.3               Investment............................................................     52
            9.4               Transfer; Merger; Sales...............................................     53
            9.5               Compensation..........................................................     54
            9.6               Restricted Payments...................................................     54
            9.7               Transactions with Affiliates..........................................     55
            9.8               Unconditional Purchase Obligations....................................     55
            9.9               [RESERVED]............................................................     55
            9.10              Inconsistent Agreements...............................................     55
            9.11              Use of Proceeds.......................................................     56
            9.12              [RESERVED]............................................................     56
            9.13              Business Activities; Change of Legal Status and Organizational
                                Documents..........................................................      56
            9.14              Restriction of Amendments to Certain Documents........................     56
            9.15              Integrity Media Ownership.............................................     56
            9.16              Guaranties............................................................     56

            9.17              Integrity Music.......................................................     56
            9.18              Removal of Assets.....................................................     56
            9.19              Terms of and Modifications to Material Relationships..................     56
            9.20              Margin Stock Restrictions.............................................     57

10.      FINANCIAL COVENANTS........................................................................     57
            10.1              Minimum Net Worth.....................................................     57
            10.2              Total Funded Debt to EBITDA...........................................     57
            10.3              Fixed Charge Coverage.................................................     57
            10.4              Senior Funded Debt to EBITDA..........................................     57
            10.5              Capital Expenditures..................................................     58

11.      EVENTS OF DEFAULT..........................................................................     58
            11.1              Nonpayment of Obligations.............................................     58
            11.2              Misrepresentation.....................................................     58
            11.3              Nonperformance........................................................     58
            11.4              Default under Loan Documents..........................................     58
            11.5              Default under Other Debt..............................................     58
            11.6              Other Material Obligations............................................     58
            11.7              Bankruptcy, Insolvency, etc...........................................     59
            11.8              Judgments.............................................................     59
            11.9              Change in Control.....................................................     59
            11.10                 Collateral Impairment.............................................     59
            11.11                 Chief Executive Officer...........................................     59
            11.12                 Subordinated Debt.................................................     59

12.      REMEDIES ..................................................................................     59
            12.1              Possession and Assembly of Collateral.................................     60
            12.2              Sale of Collateral....................................................     60
            12.3              Standards for Exercising Remedies.....................................     60
            12.4              UCC and Offset Rights.................................................     61
            12.5              Additional Remedies...................................................     61
            12.6              Attorney-in-Fact......................................................     62
            12.7              No Marshaling.........................................................     63
            12.8              Application of Proceeds...............................................     63
            12.9              No Waiver.............................................................     63
            12.10                 Letters of Credit.................................................     63

13.      MISCELLANEOUS..............................................................................     64
            13.1              Obligations Absolute..................................................     64
            13.2              Entire Agreement......................................................     64
            13.3              Amendments; Waivers...................................................     64
            13.4              WAIVER OF DEFENSES....................................................     64
            13.5              FORUM SELECTION AND CONSENT TO JURISDICTION...........................     65
            13.6              WAIVER OF JURY TRIAL..................................................     65
            13.7              Assignability.........................................................     65
            13.8              Confirmations.........................................................     66

            13.9       Confidentiality..............................................................     66
            13.10             Binding Effect........................................................     66
            13.11             Governing Law.........................................................     66
            13.12             Enforceability........................................................     66
            13.13             Survival of Borrower Representations..................................     66
            13.14             Extensions of Bank's Commitment and Notes.............................     67
            13.15             Time of Essence.......................................................     67
            13.16             Counterparts; Facsimile Signatures....................................     67
            13.17             Notices...............................................................     67
            13.18             Release of Claims Against Bank........................................     67
            13.19             Costs, Fees and Expenses..............................................     68
            13.20             INDEMNIFICATION.......................................................     68
            13.21             Revival and Reinstatement of Obligations..............................     69
            13.22             Fees..................................................................     69
            13.23             Recitals..............................................................     69
            13.24             Amendment and Restatement.............................................     69

                      AMENDED AND RESTATED CREDIT AGREEMENT

      This AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 8, 2004 (the "Agreement"), is executed by and among INTEGRITY MEDIA, INC., a Delaware corporation (f/k/a Integrity Incorporated, "Integrity Media"), which has its chief executive office located at 1000 Cody Road, Mobile, Alabama 36695, INTEGRITY PUBLISHERS, INC., a Delaware corporation ("Integrity Publishers") which has its chief executive office at 1000 Cody Road, Mobile, Alabama 36695, INTEGRITY DIRECT, LLC, a Delaware limited liability company ("Integrity Direct") which has its chief executive office located at 1000 Cody Road, Mobile, Alabama 36695, INO RECORDS, LLC, a Tennessee limited liability company (f/k/a M2 Communications, L.L.C., "INO Records"), which has its chief executive office located at 210 Jamestown Park, Ste. 100, Brentwood, Tennessee 37027, and KONA ACQUISITION CORP., a Delaware corporation ("Kona"), which has its chief executive office located at 1000 Cody Road, Mobile, Alabama 36695 (Integrity Media, Integrity Publishers, Integrity Direct, INO Records, and Kona are hereinafter referred to individually and collectively, as the "Borrower") and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), whose address is 135 South La Salle Street, Chicago, Illinois 60603.

                                R E C I T A L S:

      A. Pursuant to that certain Credit Agreement, dated as of April 25, 2001, by and between Borrower and Bank, as amended by that certain First Amendment to Credit Agreement dated as of June 15, 2001, that certain Second Amendment to Credit Agreement dated as of March 30, 2002, that certain Third Amendment to Credit Agreement dated as of June 28, 2002, that certain Fourth Amendment to Credit Agreement dated as of December 31, 2002, that certain Fifth Amendment to Credit Agreement dated as of March 26, 2003, that certain Sixth Amendment to Credit Agreement dated as of March 31, 2003, that certain Seventh Amendment to Credit Agreement dated as of August 28, 2003, and that certain Eighth Amendment to Credit Agreement dated as of January 29, 2004 (collectively, the "Existing Credit Agreement"), Bank made the Loans available to Borrower as more particularly described in the Existing Credit Agreement. In connection with the Existing Credit Agreement, Borrower executed and delivered a (a) Term Note A dated April 25, 2001 (the "Existing Term Note A "), (b) Term Note B dated April 25, 2001 (the "Existing Term Note B"), and (c) Revolving Note dated April 25, 2001 (the "Existing Revolving Note," and together with Existing Term Note A and Existing Term Note B, and the from time to time restatements and replacements thereof, the "Existing Notes").

      B. The parties hereto wish to amend and restate the Existing Credit Agreement in its entirety and amend certain of the provisions thereof, it being the intention of the parties hereto that the loans outstanding under the Existing Credit Agreement and the Existing Notes as of the date hereof shall continue and remain outstanding and not be deemed to have been repaid on the Restatement Date.

      C. Borrower has requested Bank to increase the amount and extend the term of the existing term loans and the existing revolving loan facility, and to make certain other changes to the Existing Loan Agreement, and the Bank is willing to extend such financial accommodations to Borrower under the terms and conditions set forth herein.

      NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein, Borrower agrees to borrow from the Bank, and the Bank agrees to lend to Borrower, subject to and upon the following terms and conditions:

                              A G R E E M E N T S:

1.    DEFINITIONS.

      1.1 Defined Terms. For the purposes of this Agreement, the following capitalized words and phrases shall have the meanings set forth below.

            "Acquiring Company" shall mean the Person obligated to pay or provide the consideration payable in connection with a Permitted Acquisition upon the consummation thereof.

            "Acquisition" shall mean any acquisition, whether by stock purchase, asset purchase, merger, consolidation or otherwise of a Person or a business line of a Person.

            "Additional Salary Amount" shall mean an amount equal to the difference of (a) $50,000 minus (b) the amount by which the aggregate amount of salary paid to P. Michael Coleman since the RestatementDate exceeds that amount permitted to be paid pursuant to clause (i)(a) of Section 9.5 since the Restatement Date.

            "Affiliate" of any Person shall mean (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer or director of such Person, and (c) with respect to the Bank, any entity administered or managed by the Bank, or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be "controlled by" any other Person if such Person possesses, directly or indirectly, power to vote ten percent (10.00%) or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

            "Applicable LIBOR Margin" shall mean the applicable percentage set forth in the table below based upon Borrower's ratio of Senior Funded Debt to EBITDA and depending upon whether the Loan is related to a Revolving Loan, Term Loan A or Term Loan B:

     Senior
  Funded Debt              Revolving
       to                    Loan              Term Loan
     EBITDA               LIBOR Margin        LIBOR Margin
> or = 2.00 - 2.50x         300 bps             325 bps
> or = 1.50x - < 2.00x      275 bps             300 bps
> or = 1.00x - < 1.50x      250 bps             275 bps
< 1.00                      225 bps             250 bps

            "Applicable Non-utilization Percentage" shall mean the applicable percentage set forth in the table below based upon Borrower's ratio of Senior Funded Debt to EBITDA:

     Senior
  Funded Debt
       to
     EBITDA                     Non-Utilization Fee
> or = 2.00 - 2.50x                  50 bps
> or = 1.50x - < 2.00x               37.5 bps
> or = 1.00x - < 1.50x               25 bps
< 1.00                               25 bps

            "Applicable Prime Margin" shall mean the applicable percentage set forth in the table below based upon Borrower's ratio of Senior Funded Debt to
EBITDA:

     Senior
  Funded Debt
       to
     EBITDA                      Prime
> or = 2.00 - 2.50x              75 bps
> or = 1.50x - < 2.00x           50 bps
> or = 1.00x - < 1.50x           25 bps
< 1.00                           25 bps

            "Asset Disposition" shall mean the sale, lease, assignment or other transfer for value (each a "Disposition") by Borrower or any Subsidiary to any Person (other than Borrower or any Wholly-Owned Subsidiary) of any asset or right of Borrower or any Subsidiary (including, the loss, destruction or damage of any thereof or any actual or threatened (in writing to Borrower or such Subsidiary) condemnation, confiscation, requisition, seizure or taking thereof), other than (a) the Disposition of any asset which is to be replaced, and is in fact replaced, within sixty (60) days (or 270 days in the case of any casualty, condemnation, confiscation, requisition, seizure to taking thereof) with another asset performing the same or a similar function, (b) the sale or lease of inventory in the ordinary course of business, and (c) other Dispositions in any fiscal year the net proceeds of which do not in the aggregate exceed $60,000.

            "Authorization" shall mean any License or other governmental permit, certificate and/or approval issued by any Official Body.

            "Authorized Officer" shall mean any officer, employee or representative of such organization who is expressly designated as such or is otherwise authorized to request the borrowing of funds hereunder or, as appropriate, to sign loan documents and/or deliver certificates on behalf of such organization pursuant to the provisions of such organization's most recent resolution on file with the Bank.

            "Bank Product Agreements" shall mean those certain cash management service agreements entered into from time to time by Borrower or any Subsidiary with the Bank or any Affiliate of the Bank.

            "Bank Product Obligations" shall mean all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Borrower or any Subsidiary to the Bank or any Affiliate of the Bank pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

            "Bank Products" shall mean any service or facility extended to Borrower or any Subsidiary by the Bank or any Affiliate of the Bank, including:
(a) ACH Transactions, (b) cash management, including controlled disbursement, accounts or services, or (c) Hedging Agreements.

            "Bankruptcy Code" shall mean the United States Bankruptcy Code, as now existing or hereafter amended.

            "Borrowing Base Amount" shall mean (a) the sum of (i) eighty percent (80%) of the net amount of Borrower's Eligible Accounts plus (ii) fifty percent (50%) of the value, calculated at the lower of cost or market, with cost determined on an average cost basis, of Borrower's Eligible Inventory less (iii) such reserves as the Bank in its reasonable judgment deems necessary or appropriate from time to time.

            "Borrowing Base Certificate" shall mean a certificate to be signed by Borrower certifying to the accuracy of the Borrowing Base Amounts, substantially in the form attached hereto as Exhibit A.

            "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois.

            "Capital Expenditures" shall mean all expenditures (including Capitalized Lease Obligations) which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of Borrower, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored, (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, or (iii) with proceeds from the sale of fixed assets permitted by Section 9.4(b).

            "Capital Lease" shall mean, as to any Person, a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, by such Person, as lessee, that is, or should be, in accordance with Financial Accounting Standards Board Statement No. 13, as amended from time to time, or, if such statement is not then in effect, such statement of GAAP as may be applicable, recorded as a "capital lease" on the financial statements of such Person prepared in accordance with GAAP.

            "Capital Securities" shall mean, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued or acquired after the date hereof, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership or any other equivalent of such ownership interest.

            "Capitalized Lease Obligations" shall mean, as to any Person, all rental obligations of such Person, as lessee under a Capital Lease which are or will be required to be capitalized on the books of such Person.

            "Cash Equivalent Investment" shall mean, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by the Bank or its holding company) rated at least A-l by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-l by Moody's Investors Service, Inc., (c) any certificate of deposit, time deposit or banker's acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by the Bank or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with the Bank, or other commercial banking institution of the nature referred to in clause (c), which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above, and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of the Bank, or other commercial banking institution, thereunder, (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements and (f) other short term liquid investments approved in writing by the Bank.

            "Celebration" shall mean Celebration Hymnal, LLP, a Tennessee limited liability partnership.

            "Change in Control" shall mean the occurrence of any of the following events: (a) P. Michael Coleman shall cease to own and control, directly or indirectly, at least 50% of the outstanding Capital Securities of Integrity Media; (b) Integrity Media shall cease to, directly or indirectly, own and control 100% of each class of the outstanding Capital Securities of each Subsidiary and each Wholly-Owned Subsidiary acquired after the Restatement Date pursuant to a Permitted Acquisition (except that, for purposes hereof, the applicable percentage of ownership with respect to Celebration shall be 50% and the applicable percentage of ownership with respect to Integrity Music Europe Limited shall be 65%); or (c) the granting by P. Michael Coleman, directly or indirectly, of a security interest in his ownership interest in Borrower, which could result in a change in the identity of the individuals or entities in control of Integrity Media. For the purpose hereof, the terms "control" or "controlling" shall mean the possession of the power to direct, or cause the direction of, the management and policies of Borrower by contract or voting of securities or ownership interests.

            "Collateral" shall have the meaning set forth in Section 6.1 hereof.

            "Collateral Access Agreement" shall mean an agreement in form and substance reasonably satisfactory to the Bank pursuant to which a mortgagee or lessor of real property on which collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by Borrower or any Subsidiary, acknowledges the Liens of the Bank and waives any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits the Bank reasonable access to and use of such real property following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any collateral stored or otherwise located thereon.

            "Contingent Liability" and "Contingent Liabilities" shall mean, respectively, each obligation and liability of Borrower and all such obligations and liabilities of Borrower incurred pursuant to any agreement, undertaking or arrangement by which Borrower: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including without limitation, any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the shares or ownership interest of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or
(iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

            "Debt" shall mean, as to any Person, without duplication, (a) all borrowed money of such Person (including principal, interest, fees and charges), whether or not evidenced by bonds, debentures, notes or similar instruments; (b) all obligations to pay the deferred purchase price of property or services; (c) all obligations, contingent or otherwise, with respect to the maximum face amount of all letters of credit (whether or not drawn), bankers' acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), and all unpaid drawings in respect of such Letters of Credit, bankers' acceptances and similar obligations; (d) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person; (e) the aggregate amount of all Capitalized Lease Obligations of such Person; (f) all Contingent Obligations of such Person, whether or not reflected on its balance sheet; (g) all Hedging Obligations of such Person; (h) all Debt of any partnership of which such Person is a general partner; and (i) all monetary obligations of Borrower under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of Borrower but which, upon the insolvency or bankruptcy of Borrower, would be characterized as the indebtedness of Borrower (without regard to accounting treatment). Notwithstanding the foregoing, Debt shall not include trade payables and accrued expenses incurred by Borrower in accordance with customary practices and in the ordinary course of business of Borrower.

            "Default Rate" shall mean a per annum rate of interest equal to the Prime Rate plus the Applicable Prime Margin, plus two percent (2%).

            "Depreciation" shall mean the total amounts added to depreciation, amortization, obsolescence, valuation and other proper reserves, as reflected on Borrower's financial statements and determined in accordance with GAAP.

            "Domestic Subsidiary" means a Subsidiary organized under the laws of the United States or any political subdivision or instrumentality thereof.

            "EBITDA" shall mean, for any period the sum for such period of: (i) Net Income of Borrower and its Subsidiaries, plus (ii) Interest Charges, plus
(iii) federal and state income taxes (including the Illinois replacement tax), plus (iv) Depreciation, plus (v) non-cash management compensation expense, plus
(vi) all other non-cash charges incurred in the ordinary course of business, plus (vii) amortization of goodwill and other intangible assets, plus (viii) any extraordinary loss in such period whether incurred or accrued for, without duplication, minus (ix) any extraordinary income/gain in such period whether incurred or accrued for, without duplication, plus (x) costs and expenses of up to $2,000,000.00 incurred by the Borrower in connection with the transactions contemplated by the Merger Agreement that are financed under the Loans or the Subordinated Debt, plus (xi) up to $750,000 in management bonus compensation incurred by Borrower in connection with the transactions contemplated by the terms of the Merger Agreement and financed with the proceeds of a Revolving Loan.

            "Eligible Account" and "Eligible Accounts" shall mean each Account and all such Accounts (exclusive of sales, excise or other similar taxes) owing to Borrower or any Subsidiary which meets each of the following requirements:

            (a) it is genuine in all respects and has arisen in the ordinary course of Borrower's business from (i) the performance of services by Borrower or the applicable Subsidiary, which services have been fully performed, acknowledged and accepted by the Account Debtor or (ii) the sale, license, assignment or lease of Goods or Software by Borrower, including C.O.D. sales, which Goods have been completed in accordance with the Account Debtor's specifications (if any) and delivered to and accepted by the Account Debtor;

            (b) it is subject to a perfected, first priority Lien in favor of the Bank and is not subject to any other assignment, claim or Lien and, where applicable, the Bank has the copyright registration with respect to the work which gave rise to the Account on file in the Federal Office of Patent and Trademark;

            (c) it is the valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is not subject to the fulfillment of any condition whatsoever or any counterclaim, credit, trade or volume discount, allowance, discount, rebate or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part and the Account Debtor has not refused to accept and/or has not returned or offered to return any of the Goods or services which are the subject of such Account; provided, however, that the Accounts of such Account Debtor shall only be ineligible to the extent of such offset or potential offset;

            (d) the Account Debtor with respect thereto is a resident or citizen of, and is located within, the United States, unless the sale of goods or services giving rise to such Account is on letter of credit, banker's acceptance or other credit support terms reasonably satisfactory to the Bank;

            (e) it is not an Account arising from a "sale on approval", "sale or return", "consignment", "guaranteed sale" or "bill and hold", or are subject to any other repurchase or return agreement;

            (f) it is not an Account with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by Borrower or any Subsidiary (or by any agent or custodian of Borrower or any Subsidiary) for the account of, or subject to, further and/or future direction from the Account Debtor with respect thereto;

            (g) it has not arisen out of contracts with the United States or any department, agency or instrumentality thereof, unless Borrower has assigned its right to payment of such Account to the Bank pursuant to the Assignment of Claims Act of 1940, and evidence (satisfactory to the Bank) of such assignment has been delivered to the Bank, or any state, county, city or other governmental body, or any department, agency or instrumentality thereof;

            (h) if Borrower maintains a credit limit for an Account Debtor, the aggregate dollar amount of Accounts due from such Account Debtor, including such Account, does not exceed such credit limit (and if it does exceed such amount, the excess only shall be considered ineligible);

            (i) if the Account is evidenced by chattel paper or an instrument, the originals of such chattel paper or instrument shall have been endorsed and/or assigned and delivered to the Bank or, in the case of electronic chattel paper, shall be in the control of the Bank, in each case in a manner satisfactory to the Bank;

            (j) such Account is evidenced by an invoice delivered to the related Account Debtor and is not more than (i) sixty (60) days past the due date thereof, or (ii) ninety (90) days (or, in the case of Accounts owing to Integrity Publishers, one-hundred fifty (150) days) past the original invoice date thereof, in each case according to the original terms of sale;

            (k) it is not an Account with respect to an Account Debtor that is located in any jurisdiction which has adopted a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction must file a notice of business activities report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction's courts unless (i) such notice of business activities report has been duly and timely filed or Borrower or the applicable Subsidiary is exempt from filing such report and has provided the Bank with satisfactory evidence of such exemption or (ii) the failure to make such filings may be cured retroactively by Borrower or the applicable Subsidiary for a nominal fee;

            (l) the Account Debtor with respect thereto is not Borrower or an Affiliate of Borrower;

            (m) there is no bankruptcy, insolvency or liquidation proceeding pending by or against the Account Debtor with respect thereto, nor has the Account Debtor suspended business, made a general assignment for the benefit of creditors or failed to pay its debts generally as they come due, and/or no condition or event has occurred having a Material Adverse Effect on the Account Debtor which would require the Accounts of such Account Debtor to be deemed uncollectible in accordance with GAAP;

            (n) it is not owed by an Account Debtor with respect to which twenty five percent (25.00%) or more of the aggregate amount of outstanding Accounts owed at such time by such Account Debtor is classified as ineligible under clause (j) of this definition (exclusive of Accounts arising from direct to consumer sales);

            (o) if the aggregate amount of all Accounts owed by the Account Debtor thereon exceeds 50% of the aggregate amount of all Accounts at such time, then all Accounts owed by such Account Debtor in excess of such amount shall be deemed ineligible; and

            (p) it does not violate the negative covenants and does satisfy the affirmative covenants of Borrower contained in this Agreement

An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account. Further, with respect to any Account, if the Bank at any time hereafter determines in its reasonable credit judgment that the prospect of payment or performance by the Account Debtor with respect thereto is materially impaired for any reason whatsoever, such Account shall cease to be an Eligible Account after notice of such determination is given to Borrower.

            "Eligible Inventory" shall mean all Inventory of Borrower or any Subsidiary which meets each of the following requirements:

            (a) it is subject to a perfected, first priority Lien in favor of the Bank and is not subject to any other assignment, claim or Lien;

            (b) it is salable and not slow-moving, obsolete or discontinued, as determined in the reasonable credit judgment of the Bank;

            (c) it is in the possession and control of Borrower or any Subsidiary and it is stored and held in facilities owned by Borrower or any Subsidiary or, if such facilities are not so owned, the Bank is in possession of a Collateral Access Agreement with respect thereto;

            (d) it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in Title 29 U.S.C. Section 215;

            (e) it is not subject to any agreement or license which would unduly restrict the Bank's ability to sell or otherwise dispose of such Inventory;

            (f) it is located in the United States or in any territory or possession of the United States that has adopted Article 9 of the Uniform Commercial Code;

            (g) it is not "in transit" to Borrower or any Subsidiary or held by Borrower or any Subsidiary on consignment;

            (h)   it is not "work-in-progress" Inventory;

            (i) it is not supply items, packaging or any other similar materials;

            (j) it does not breach any of the representations, warranties or covenants pertaining to Inventory set forth in the Loan Documents; and

            (k) the Bank shall not have determined in its reasonable credit judgment that it is unacceptable due to age, type, category, quality, quantity and/or any other reason whatsoever.

Inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory.

            "Employee Plan" includes any pension, stock bonus, employee stock ownership plan, retirement, profit sharing, deferred compensation, stock option, bonus or other incentive plan, whether qualified or nonqualified, or any disability, medical, dental or other health plan, life insurance or other death benefit plan, vacation benefit plan, severance plan or other employee benefit plan or arrangement, including, without limitation, those pension, profit-sharing and retirement plans of Borrower described from time to time in the financial statements of Borrower and any pension plan, welfare plan, Defined Benefit Pension Plans (as defined in ERISA) or any multi-employer plan, maintained or administered by Borrower or to which Borrower is a party or may have any liability or by which Borrower is bound.

            "Enlight" shall mean Enlight, Inc., a Tennessee corporation.

            "Environmental Laws" shall mean all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "Event of Default" shall mean any of the events or conditions which are set forth in Section 11 hereof.

            "Federal Funds Rate" shall mean, for any day, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank. The Bank's determination of such rate shall be binding and conclusive absent manifest error.

            "Fixed Charges" shall mean, at the time of any determination, the sum of the following items (without duplication) for Borrower during the relevant four consecutive fiscal quarter period:

            (a) The amount of scheduled principal payments paid or required to be paid under this Agreement during such period, plus

            (b) The amount of scheduled principal payments paid or required to be paid on other Funded Debt (i.e., Funded Debt other than under this Agreement) during such period, plus

            (c) The amount of cash interest and other finance charges of Borrower (on a consolidated basis) required to be charged as an expense under GAAP during the immediately preceding four (4) consecutive fiscal quarter during such period, plus

            (d) The distributions permitted under Section 9.6 (ee) and (ff) hereof paid or accrued for, without duplication, plus

            (e)   cash taxes, plus

            (f)   cash charitable contributions.

For purposes of this calculation, interest includes interest accrued under Capital Leases, and principal includes principal obligations under Capital Leases.

            "Funded Debt" shall mean, at the time of any determination, the aggregate principal amount of indebtedness of Borrower and its Subsidiaries on a consolidated basis for the following (without duplication): (a) borrowed money (including the indebtedness under the Loan Documents, but not including trade indebtedness permitted hereunder); and (b) Capital Leases; and (c) deferred purchase price or installment purchases of real property, personal property, and/or services (including any deferred purchase price and/or non-compete obligations in connection with acquisitions) but excluding any trade indebtedness incurred in the ordinary course of business; and (d) reimbursement obligations under letters of credit; and (e) any indebtedness or contractual payment obligation that is not paid within 60 calendar days of the due date therefor exclusive of any such obligations that are being disputed by the Borrower in good faith (exclusive of Hedging Obligations at any time that there does not exist an Event of Default or an Unmatured Event of Default); and (f) any indebtedness evidenced by a promissory note; and (g) guaranties of indebtedness and obligations that would constitute Funded Debt hereunder if the primary obligor thereof was Borrower.

            "GAAP" shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, provided, however, that interim financial statements or reports shall be deemed in compliance with GAAP despite the absence of footnotes and fiscal year-end adjustments as required by GAAP.

            "Hazardous Substances" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant or substances defined as or included in the definition of "hazardous substances", "hazardous waste", "hazardous materials", "extremely hazardous substances", "restricted hazardous waste", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or release of which is prohibited, limited or regulated by any governmental authority or for which any duty or standard of care is imposed pursuant to, any Environmental Law.

            "Hedging Agreement" shall mean any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

            "Hedging Obligation" shall mean, with respect to any Person, any liability of such Person under any Hedging Agreement.

            "Indemnified Party" and "Indemnified Parties" shall mean, respectively, each of the Bank and any parent corporation, Affiliate or Subsidiary of the Bank, and each of their respective officers, directors, employees, attorneys and agents, and all of such parties and entities.

            "Integrity International Subsidiaries" shall mean Integrity Music Europe, Integrity Media Asia, Integrity Media Australia, and Sarepta.

            "Integrity Media Asia" shall mean Integrity Media Asia Pte. Ltd., a company organized under the laws of Singapore.

            "Integrity Media Australia" shall mean Integrity Media Australasia Pty. Ltd., a company organized under the laws of Australia.

            "Integrity Music Europe" shall mean Integrity Music Europe, Ltd., a company organized under the laws of England.

            "Integrity Stockholders Agreement" shall mean that certain Executive Shareholders Agreement of even date herewith by and among Integrity Media, P. Michael Coleman and the holders of Capital Securities of Integrity Media from time to time a party hereto.

            "Intellectual Property" shall mean the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, patents, service marks and trademarks, and all registrations and applications for registration therefor and all licensees thereof, trade names, domain names, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

            "Intercreditor Agreement" shall mean that certain Subordination and Intercreditor Agreement of even date herewith by and among Borrower, the Bank and the Subordinated Lender.

            "Interest Charges" shall mean, for any period, the sum of: (a) all interest, charges and related expenses payable with respect to that fiscal period to a Bank in connection with borrowed money or the deferred purchase price of assets that are treated as interest in accordance with GAAP, plus (b) the portion of Capitalized Lease Obligations with respect to that fiscal period that should be treated as interest in accordance with GAAP, plus (c) all charges paid or payable (without duplication) during that period with respect to any Hedging Agreements.

            "Interest Period" shall mean, with regard to any LIBOR Loan, successive one, two, three or six month periods as selected from time to time by Borrower by notice given to the Bank not less than three Business Days prior to the first day of each respective Interest Period; provided, however, that: (i) each such Interest Period occurring after the initial Interest Period of any LIBOR Loan shall commence on the day on which the preceding Interest Period for such LIBOR Loan expires, (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, then the last day of such Interest Period shall occur on the immediately preceding Business Day;
(iii) whenever the first day of any Interest Period occurs on a day of a month for which there is no numerically corresponding day in the calendar month in which such Interest Period terminates, such Interest Period shall end on the last Business Day of such calendar month; and (iv) Borrower shall select an Interest Periods so as not to require a payment or prepayment of any LIBOR Loan during an Interest Period for such Loan, and (v) the final Interest Period for any Loan must be such that its expiration occurs on or before the Maturity Date.

            "Investment" shall mean, with respect to any Person, any investment in another Person, whether by acquisition of any debt or equity security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business).

            "Letter of Credit" and "Letters of Credit" shall mean, respectively, a letter of credit and all such letters of credit issued by the Bank, in its sole discretion, upon the execution and delivery by Borrower and the acceptance by the Bank of a Master Letter of Credit Agreement and a Letter of Credit Application, as set forth in Section 2.6 of this Agreement.

            "Letter of Credit Application" shall mean, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the Bank at the time of such request for the type of Letter of Credit requested.

            "Letter of Credit Commitment" shall mean, at any time, an amount equal One Million Dollars ($1,000,000.00).

            "Letter of Credit Maturity Date" shall mean 25 days prior to the Maturity Date.

            "Letter of Credit Obligations" shall mean, at any time, an amount equal to the aggregate of the original face amounts of all Letters of Credit minus the sum of (i) the amount of any reductions in the original face amount of any Letter of Credit which did not result from a draw thereunder, (ii) the amount of any payments made by the Bank with respect to any draws made under a Letter of Credit for which Borrower has reimbursed the Bank, (iii) the amount of any payments made by the Bank with respect to any draws made under a Letter of Credit which have been converted to a Revolving Loan as set forth in Section 2.6, and (iv) the portion of any issued but expired Letter of Credit which has not been drawn by the beneficiary thereunder. For purposes of determining the outstanding Letter of Credit Obligations at any time, the Bank's acceptance of a draft drawn on the Bank pursuant to a Letter of Credit shall constitute a draw on the applicable Letter of Credit at the time of such acceptance.

            "Liabilities" shall mean at all times all liabilities of Borrower that would be shown as such on a balance sheet of Borrower prepared in accordance with GAAP.

            "LIBOR" shall mean a rate of interest equal to (a) the per annum rate of interest at which United States dollar deposits in an amount comparable to the amount of the relevant LIBOR Loan and for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period (or three Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by the Bank in its sole discretion), divided by (b) a number determined by subtracting from
1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), such rate to remain fixed for such Interest Period, or as LIBOR is otherwise determined by the Bank in its sole and absolute discretion. The Bank's determination of LIBOR shall be conclusive, absent manifest error.

            "LIBOR Loan" or "LIBOR Loans" shall mean that portion, and collectively those portions, of the aggregate outstanding principal balance of the Loans that will bear interest at the LIBOR Rate, of which at any time, Borrower may identify no more than five (5) advances of the Loans which will bear interest at the LIBOR Rate.

            "LIBOR Rate" shall mean a per annum rate of interest equal to LIBOR for the relevant Interest Period, plus the Applicable LIBOR Margin.

            "License" shall mean any authorization, construction or other permit, consent, franchise, ordinance, registration, certificate, license, call sign, frequency designation, agreement or other right filed with, granted by, issued by or entered into with any Official Body.

            "Lien" shall mean, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including, without limitation, an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

            "Loans" shall mean, collectively, all Revolving Loans, and the Term Loans made by the Bank to Borrower and all Letter of Credit Obligations, under and pursuant to this Agreement.

            "Loan Documents" shall mean each of the agreements, documents, instruments and certificates set forth in Section 3.1 hereof, and any and all such other instruments, documents, certificates and agreements from time to time executed and delivered by Borrower, or any of its Subsidiaries for the benefit of the Bank pursuant to any of the foregoing, and all amendments, restatements, supplements and other modifications thereto.

            "Mandatory Prepayment" shall have the meaning set forth in Section 2.1(c) and Section 2.2(d) hereof.

            "Master Letter of Credit Agreement" shall mean, at any time, with respect to the issuance of Letters of Credit, a Master Letter of Credit Agreement in the form being used by the Bank at such time.

            "Material Adverse Effect" shall mean (a) a material adverse change in, or a material adverse effect upon, the assets, business, properties, financial condition or results of operations of Borrower and its Subsidiaries taken as a whole, (b) a material impairment of the ability of Borrower and its Subsidiaries to perform any of the Obligations under any of the Loan Documents, or (c) a material adverse effect on (i) the legality, validity, binding effect or enforceability against Borrower and its Subsidiaries of any of the Loan Documents, or (ii) the perfection or priority of any Lien granted to the Bank under any Loan Document with respect to the Collateral viewed as a whole or
(iii) the rights or remedies of the Bank under any Loan Document.

            "Material Contract" shall have the meaning set forth in Section
7.27.

            "Maturity Date" shall mean July 8, 2009, unless extended by the Bank pursuant to any modification, extension or renewal note executed by Borrower and accepted by the Bank in its sole and absolute discretion in substitution for the Notes.

            "Merger Agreement" shall mean that certain Agreement and Plan of Merger by and between Integrity Media and Kona dated as of March 1, 2004.

            "Net Cash Proceeds" shall mean:

            (a) with respect to any Asset Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by Borrower pursuant to such Asset Disposition net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by Borrower to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Disposition (other than the Loans);

            (b) with respect to any issuance of Capital Securities, the aggregate cash proceeds received by Borrower pursuant to such issuance, net of the direct costs relating to such issuance (including professional fees, sales and underwriters' commissions; and

            (c) with respect to any issuance of Debt, the aggregate cash proceeds received by Borrower pursuant to such issuance, net of the direct costs of such issuance (including professional fees, up-front, underwriters' and placement fees).

            "Net Income" shall mean, with respect to Borrower and its Subsidiaries for any period, the consolidated net income (or loss) of Borrower and its Subsidiaries for such period as determined in accordance with GAAP (including any net income of a Person (or assets of a Person) acquired pursuant to any Permitted Acquisition prior to the time such Person (or its assets) were acquired by the Borrower or a Subsidiary), excluding any gains from Asset Dispositions, any extraordinary gains or losses, and any gains or losses from discontinued operations.

            "Net Worth" shall mean, on a consolidated basis, the net worth of the Borrower and its Subsidiaries as determined by GAAP consistently applied.

            "Non-Excluded Taxes" shall have the meaning set forth in Section 2.7(a) hereof.

            "Non-Financed Capital Expenditures" shall mean, for any period, Capital Expenditures minus (but in no event by an amount that is less than zero) the sum of Capital Expenditures funded out of (i) the proceeds of any of the Loans, and (ii) other Debt permitted by the terms of Section 9.1.

            "Note" and "Notes" shall mean, respectively, each of and collectively, the Revolving Note, the Term Note A and the Term Note B.

            "Obligations" shall mean the Loans, as evidenced by the Notes, all interest accrued thereon (including interest which would be payable as post-petition in connection with any bankruptcy or similar proceeding, whether or not permitted as a claim thereunder), any fees due the Bank hereunder, any expenses incurred by the Bank hereunder and any and all other liabilities and obligations of Borrower to the Bank under this Agreement and any other Loan Document, including any reimbursement obligations of Borrower in respect of Letters of Credit and surety bonds, all Hedging Obligations which are owed to the Bank or any Affiliate of the Bank, and all Bank Products Obligations, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all renewals or extensions thereof.

            "Obligor" shall mean Borrower, any guarantor, accommodation endorser, third party pledgor, or any other party liable with respect to the Obligations.

            "Official Body" means any federal, state, local, or other government (or any political subdivision, agency, authority, bureau, commission, department or instrumentality thereof) and any court, tribunal, grand jury or arbitrator, in each instance whether foreign or domestic.

            "Organizational Document" shall mean, relative to any entity, its certificate and articles of incorporation or organization, its by-laws or operating agreements, and all equityholder agreements, voting agreements and similar arrangements applicable to any of its authorized shares of capital stock, its partnership interests or its member interests, and any other arrangements relating to the control or management of any such entity.

            "Organizational Identification Number" means, with respect to Borrower, the organizational identification number assigned to each Borrower by the applicable governmental unit or agency of the jurisdiction of organization of each Borrower.

            "Other Taxes" shall mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or any of the other Loan Documents.

            "Pension Plan" shall mean a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

            "Permitted Acquisitions" shall mean an Acquisition by Integrity Media of the stock, membership interest, or any other equity interest in a Person organized under the laws of the United States or any political subdivision or instrumentality thereof, or the acquisition of all or substantially all of the assets of any such Person (including without limitation assets comprising all or substantially all of an unincorporated business unit or division of any Person), which satisfies each of the following conditions: (i) Integrity Media, or a Person which shall become a Borrower upon consummation of such Acquisition and shall be a direct or indirect domestic Wholly-Owned Subsidiary of Integrity Media, is the Acquiring Company, (ii) if the Acquisition is structured as a merger, and Borrower is the Surviving Company, (iii) Target Company is in a substantially similar line of business as Borrower, (iv) Target Company has an EBITDA (provided, however, that with respect to the purchase of assets of less than an entire Target Company, EBITDA will be calculated on a proforma basis prepared in good faith based on reasonable assumptions) in excess of zero for the twelve month period ended on the date such Acquisition is consummated, (v) no Event of Default has occurred during the sixty (60) day period preceding the date on which such Acquisition is consummated, and no Unmatured Event of Default or Event of Default will occur or is reasonably likely to occur as a result of or due to such Acquisition, (vi) the purchase price (including without limitation any deferred purchase price, seller notes, assumed indebtedness, or similar items) together with all expenses incurred in connection with such Acquisition does not exceed $2,000,000 (including all transaction costs and all Debt, liabilities and contingent obligations incurred or assumed in connection therewith) for any single Acquisition, (vii) simultaneously with the closing of such Acquisition, the Target Company (if such Permitted Acquisition is structured as a purchase of equity) or the Surviving Company (if such Permitted Acquisition is structured as a purchase of assets or a merger) executes and delivers to Bank (a) such documents necessary to grant to the Bank a first priority Lien in all of the assets of such Target Company or Surviving Company, each in form and substance satisfactory to Bank (and if the Target Company becomes a Subsidiary of Borrower, Borrower executes and delivers to Bank a security agreement granting to Bank a first priority security interest in 100% of the capital stock or other equity interest of such Target Company, along with the original stock certificates, if any, and stock powers executed in blank, each in form and substance satisfactory to Bank), and (b) a joinder agreement satisfactory to Bank in which such Target Company or Surviving Company becomes the Borrower under this Agreement and assumes primary, joint and several liability of the Obligations, (viii) prior to the closing of such Acquisition, an Authorized Officer of Borrower delivers to Bank a certificate on behalf of Borrower certifying that such Acquisition is a Permitted Acquisition,
(ix) such Acquisition is friendly, rather than hostile, in nature, (x) Borrower has, no less than thirty (30) days prior to making such Acquisition, prepared and furnished to the Bank the proforma financial statements described below for the Target Company (if such Acquisition is structured as a purchase of equity) or the Surviving Company (if such Acquisition is structured as a purchase of assets or a merger), demonstrating to the satisfaction of Bank that the Target Company, all Surviving Companies, and Borrower, as the case may be, will be solvent upon consummation of such Acquisition and, upon the passage of time thereafter, that none of the covenants under this Agreement will be violated as a consequence of such Acquisition or with the passage of time thereafter, (xi) Borrower has, no less than thirty (30) days prior to making such Acquisition, prepared and furnished to the Bank a Borrowing Base Certificate demonstrating that, upon consummation of such Acquisition, Revolving Loan Availability shall be not less than $2,000,000, and (xii) Borrower has also provided to Bank, no less than thirty (30) days prior to making such Acquisition, copies of the audited financial statements (if available, or unaudited financial statements if no audited financial statements exist) for the Target Company for the three fiscal years most recently ended and for each of the completed fiscal quarters in the then current fiscal year. The proforma financial statements referred to in clause (xii) shall contain consolidated and consolidating balance sheets, income statements, statements of cash flows and such other reports and disclosures of Borrower as well as the Target Company (if such Permitted Acquisition is structured as a purchase of equity) or the Surviving Company (if such Permitted Acquisition is structured as a purchase of assets or a merger) and shall cover such forecast periods, as the Bank may in its reasonable credit judgment require.

            "Permitted Liens" shall mean (a) Liens for Taxes, assessments or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP and in respect of which no Lien has been filed; (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law, and (ii) Liens in the form of deposits or pledges incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services, which do not in the aggregate materially detract from the value of the property or assets of Borrower or materially impair the use thereof in the operation of Borrower's business and, in each case, for which it maintains adequate reserves in accordance with GAAP and in respect of which no Lien has been filed; (c) Liens described on Schedule 9.2 as of the Restatement Date and the replacement, extension or renewal of any such Lien upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof); (d) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries; (e) subject to the limitation set forth in Section 9.1(g), Liens arising in connection with Capitalized Lease Obligations (and attaching only to the property being leased); (f) Liens securing Debt of any Person which becomes a Subsidiary after the date of this Agreement pursuant to a Permitted Acquisition; provided, that such Lien exists at the time that such Person (or its assets) becomes a Subsidiary and is not created in contemplation of or in connection with such Permitted Acquisition; (g) subject to the limitation set forth in Section 9.1(h), Liens that constitute purchase money security interests on any property securing Debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within twenty (20) days of the acquisition thereof and attaches solely to the property so acquired; and (h) Liens granted to the Bank hereunder and under the Loan Documents.

            "Permitted Sales Percentage" shall mean, at the time of any determination, a percentage equal to (a) seven percent (7%) minus (b) the sum of the percentages of Capital Securities of Integrity Media sold by P. Michael Coleman, determined as of the date of each applicable sale, since the Restatement Date.

            "Permitted Subordinated Debt Refinancing" means any extension, refinancing, renewal, replacement or refunding (each a "refinancing") of the Subordinated Debt consistent with the terms of Section 13 of the Intercreditor Agreement, provided that in connection with any such refinancing, (i) the aggregate outstanding principal amount of the Subordinated Debt shall not be increased, (ii) no Liens or security interests will be granted by any Borrower to secure such refinancing of the Subordinated Debt, (iii) there shall be no increase in any pre-default or post-default interest rate or interest rate margin prescribed in the Subordinated Debt Documents, (iv) no Borrower shall become subject to covenants that are more materially restrictive or more onerous than analogous provisions in the Subordinated Debt Documents as in effect on the date hereof, (v) all the terms of the refinanced Subordinated Debt shall be reasonably acceptable to Bank (provided that subordination terms that are substantially similar to the current Subordination Agreement shall be deemed to be reasonable).

            "Person" shall mean any natural person, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

            "Prime Loan" or "Prime Loans" shall mean that portion, and collectively, those portions of the aggregate outstanding principal balance of the Loans that will bear interest at the Prime Rate plus the Applicable Prime Margin.

            "Prime Rate" shall mean the floating per annum rate of interest which at any time, and from time to time, shall be most recently announced by the Bank as its Prime Rate, which is not intended to be the Bank's lowest or most favorable rate of interest at any one time. The effective date of any change in the Prime Rate shall for purposes hereof be the date the Prime Rate is changed by the Bank. The Bank shall not be obligated to give notice of any change in the Prime Rate.

            "Regulatory Change" shall mean the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over the Bank or its lending office.

            "Restatement Date" shall mean the date on which all of the conditions to borrowing set forth in Section 3 hereof are satisfied to Bank's satisfaction.

            "Revolving Interest Rate" shall mean Borrower's from time to time option of (i) a floating per annum rate of interest equal to the Prime Rate plus the Applicable Prime Margin, or (ii) the LIBOR Rate plus the Applicable LIBOR Margin.

            "Revolving Loan" and "Revolving Loans" shall mean, respectively, each direct advance and the aggregate of all such direct advances, from time to time in the form of either Prime Loans and/or LIBOR Loans, made by the Bank to Borrower under and pursuant to this Agreement, as set forth in Section 2.1 of this Agreement.

            "Revolving Loan Availability" shall mean, at any time, an amount equal to the lesser of (a) the Revolving Loan Commitment minus the Letter of Credit Obligations, or (b) the Borrowing Base Amount minus the Letter of Credit Obligations

            "Revolving Loan Commitment" shall mean Twelve Million and 00/100 Dollars ($12,000,000.00).

            "Revolving Note" shall have the meanings set forth in Section 4.1 hereof.

            "Sarepta" shall mean Sarepta Music (Pty) Ltd., a private company organized and existing under the laws of the Republic of South Africa.

            "Senior Funded Debt" shall mean all Funded Debt of Borrower other than Subordinated Debt.

            "Subordinated Debt" shall mean the Debt of Borrower owing to Subordinated Lender in an original principal amount of $15,000,000 (together with capitalized interest, fees, costs and other amounts) incurred pursuant to the terms of the Subordinated Debt Documents, including, without duplication, the refinanced Debt incurred in connection with a Permitted Subordinated Debt Refinancing.

            "Subordinated Debt Documents" means (i) the Securities Purchase Agreement of even date herewith between Borrower and Subordinated Lender (the "SPA"), (ii) the Senior Subordinated Notes made by Borrower payable to Subordinated Lender and dated as of the Restatement Date, (iii) the Intercreditor Agreement, (iv) the Warrants and the Warrant Agreement (as defined in the Intercreditor Agreement), (v) all documents and instruments executed by the parties in connection therewith including, without limitation, the Subsidiary Guaranty, the Shareholder's Agreement, the Registration Rights Agreement, the Assumption Agreement and the Integrity Guaranty, each dated as of the Restatement Date and as defined in the SPA, and (vi) all documents and agreements in connection with a Permitted Subordinated Debt Refinancing.

            "Subordinated Lender" means each of Key Principal Partners, LLC and KPP Investors II, L.P., and any other Person that is now or hereafter a holder of the Subordinated Debt in accordance with the terms of the Subordination Agreement.

            "Subsidiary" and "Subsidiaries" shall mean, respectively, with respect to any Person, each and all such corporations, partnerships, limited partnerships, limited liability companies, limited liability partnerships, joint ventures or other entities of which or in which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than fifty percent (50.00%) of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Borrower.

            "Surviving Company" means as applicable, either (i) the Person that will own the assets to be acquired from a Target Company in a Permitted Acquisition upon the consummation thereof, or (ii) the survivor of the merger of an Acquiring Company with the Target Company in a Permitted Acquisition upon the consummation thereof.

            "Target Company" means the Person whose assets or stock, membership interests, or other equity interest will be acquired in a Permitted Acquisition upon the consummation thereof, or if applicable, with which an Acquiring Company will merge in a Permitted Acquisition upon the consummation thereof, which in either case shall be an entity organized under the laws of the United States or any political subdivision or instrumentality thereof.

            "Taxes" shall mean any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing.

            "Term Interest Rate" shall mean Borrower's from time to time option of (i) a floating per annum rate of interest equal to the Prime Rate plus the Applicable Prime Margin, or (ii) the LIBOR Rate plus the Applicable LIBOR Margin.

            "Term Loan A" shall mean the direct advance, in the form of either a Prime Loan and/or LIBOR Loan, made by the Bank to Borrower as Term Loan A under and pursuant to this Agreement, as set forth in Section 2.2 of this Agreement.

            "Term Loan B" shall mean the direct advance, in the form of either a Prime Loan and/or LIBOR Loan, made by the Bank to Borrower as Term Loan B under and pursuant to this Agreement, as set forth in Section 2.2 of this Agreement.

            "Term Loans" shall mean Term Loan A, together with Term Loan B.

            "Term Loan A Commitment" shall mean Five Million Six Hundred Twelve Thousand Five Hundred and 00/100 Dollars ($5,612,500.00).

            "Term Loan B Commitment" shall mean Four Million Three Hundred Fifty-One Thousand Six Hundred Sixty Six and 66/100 Dollars ($4,351,666.66).

            "Term Note A" shall have the meaning set forth in Section 4.2 hereof.

            "Term Note B" shall have the meaning set forth in Section 4.2 hereof.

            "Term Notes" shall mean Term Note A, together with Term Note B.

            "Total Funded Debt" shall mean all Funded Debt of Borrower, determined on a consolidated basis, excluding (i) Contingent Liabilities (except to the extent constituting Contingent Liabilities in respect of the Debt of a Person other than Borrower or any Subsidiaries), (ii) Hedging Obligations, and
(iii) Debt of Borrower to Subsidiaries and Debt of Subsidiaries to Borrower or to other Subsidiaries, and (iv) contingent obligations in respect of undrawn Letters of Credit.

            "UCC" shall mean the Uniform Commercial Code in effect on the date hereof and as amended from time to time, and as enacted in the State of Illinois or in any state or states which, pursuant to the Uniform Commercial Code as enacted in the State of Illinois, has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that the definitions set forth herein should be construed in their broadest sense so that the Collateral will be construed in its broadest sense. Accordingly if there are, from time to time, proposed changes to defined terms in the Uniform Commercial Code that broaden definitions, they are incorporated herein and the existing definitions in the Uniform Commercial Code are broader than the amended definitions, the existing ones will be controlling. Similarly, where the phrase "as defined in the Uniform Commercial Code, but in any event shall include by way of example and not of limitation" is used herein, it means as defined in the Uniform Commercial Code except that if any of the enumerated classifications of items specified thereafter would not fall within the Uniform Commercial Code definition such items shall nonetheless be included in the applicable definition for purposes of this Agreement.

            "United States Treasury Securities" means actively traded United States Treasury bonds, bills and notes

            "Unmatured Event of Default" shall mean any event which, with the giving of notice, the passage of time or both, would constitute an Event of Default.

            "Voidable Transfer" shall have the meaning set forth in Section
13.21 hereof.

            "Wholly-Owned Subsidiary" shall mean any Subsidiary of which or in which Borrower owns, directly or indirectly, one hundred percent (100%) of the Capital Securities of such Subsidiary.

            "Work" shall mean each music composition, including all lyrics, music, and titles thereof.

      1.2 Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with GAAP. Calculations and determinations of financial and accounting terms used and not otherwise specifically defined hereunder and the preparation of financial statements to be furnished to the Bank pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with sound accounting practices and GAAP as used in the preparation of the financial statements of Borrower on the date of this Agreement. If any changes in accounting principles or practices from those used in the preparation of the financial statements are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a material change in the method of accounting in the financial statements required to be furnished to the Bank hereunder or in the calculation of financial covenants, standards or terms contained in this Agreement, the parties hereto agree to enter into good faith negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the financial condition and performance of Borrower will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, Borrower will furnish financial statements in accordance with such changes but shall provide calculations for all financial covenants, perform all financial covenants and otherwise observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes. Calculations with respect to financial covenants required to be stated in accordance with applicable accounting principles and practices in effect immediately prior to such changes shall be reviewed and certified by Borrower's accountants.

      1.3 Other Terms Defined in UCC. All other capitalized words and phrases used herein and not otherwise specifically defined herein shall have the respective meanings assigned to such terms in the UCC, to the extent the same are used or defined therein.

      1.4   Other Interpretive Provisions.

            (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word "Borrower" shall be so construed.

            (b) Section and Schedule references are to this Agreement unless otherwise specified. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement

            (c) The term "including" is not limiting, and means "including, without limitation".

            (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including".

            (e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

            (f) To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Loan Agreement, the provisions of this Loan Agreement shall govern.

            (g) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

            (h) This Agreement and the other Loan Documents are the result of negotiations between, and have been reviewed by, counsel to Borrower and the Bank and the other parties thereto and are the products of all parties. Accordingly, this Agreement and the other Loan Documents shall not be construed more strictly against the Bank than against Borrower merely because of the Bank's involvement in their preparation.

            (i) The use in this Agreement, or any other Loan Document of the term "reasonable attorney's fees" or any comparable term shall not, notwithstanding any contrary provision of applicable law, be deemed to require the payment of attorneys' fees equaling a stated percentage of the Obligations but shall mean reasonable attorneys' fees actually incurred.

2.    COMMITMENT OF THE BANK.

      2.1   Revolving Loans.

            (a) Revolving Loan Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of Borrower set forth herein and in the other Loan Documents, the Bank agrees to make such Revolving Loans at such times as Borrower may from time to time request until, but not including, the Maturity

Date, and in such amounts as Borrower may from time to time request, provided, however, that the aggregate principal balance of all Revolving Loans outstanding at any time shall not exceed the Revolving Loan Availability. Revolving Loans made by the Bank may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including the Maturity Date unless the Revolving Loans are otherwise accelerated, terminated or extended as provided in this Agreement. The Revolving Loans shall be used by Borrower for the purpose of financing working capital, general corporate purposes, to refinance existing senior indebtedness and to fund a portion of the transaction costs associated with the transactions contemplated by the terms of the Merger Agreement.

            (b) Revolving Loan Interest and Payments. Except as otherwise provided in this Section 2.1(b), the principal amount of the Revolving Loans outstanding from time to time shall bear interest at the applicable Revolving Interest Rate. Accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time which are Prime Loans, shall be due and payable quarterly, in arrears, commencing on September 30, 2004 and continuing on the last day of each calendar quarter thereafter, and on the Maturity Date. Accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time which are LIBOR Loans shall be due and payable on the last Business Day of each Interest Period, commencing on the first such date to occur after the date hereof, on the date of any principal repayment of a LIBOR Loan and on the Maturity Date; provided, however, that with respect to any LIBOR Loan with an Interest Period of greater than ninety (90) days, accrued and unpaid interest also shall be due and payable on the last day of each calendar quarter occurring during such Interest Period. Any amount of principal or interest on the Revolving Loans which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Default Rate.

            (c)   Revolving Loan Principal Payments.

                  (i) Revolving Loan Mandatory Prepayments. All Revolving Loans hereunder shall be repaid by Borrower on the Maturity Date, unless payable sooner pursuant to the provisions of this Agreement. In the event the aggregate outstanding principal balance of all Revolving Loans and Letter of Credit Obligations hereunder exceeds the Revolving Loan Availability, Borrower shall, without notice or demand of any kind, immediately make such repayments of the Revolving Loans or take such other actions as are satisfactory to the Bank as shall be necessary to eliminate such excess. Also, if Borrower chooses not to convert any Revolving Loans which are LIBOR Loans to a Prime Loan as provided in Section 2.4(b) and
      Section 2.4(c), then such Revolving Loan shall immediately be due and payable on the last Business Day of the then existing Interest Period or on such earlier date as required by law, all without further demand, presentment, protest or notice of any kind, all of which are hereby waived by Borrower.

            In addition to the foregoing, if the aggregate amount of all outstanding Revolving Loans at any time exceeds the Revolving Credit Availability, then such excess amount outstanding must be re-paid to the Bank in its entirety immediately upon demand by the Bank for payment thereof.

            In addition, if (a) Borrower issues any equity securities (other than (i) in connection with the exercise of the Warrants provided to the Subordinated Lender pursuant to the Subordinated Debt Documents or (ii) to key officers and employees of the Borrower that represent no more than ten percent (10%) of the equity of Integrity Media) or (b) sells, leases, licenses, transfers or otherwise disposes of any assets (other than inventory sold in the ordinary course of business, the disposition of obsolete or worn out equipment, or the licensing of copyrights and trademarks in the ordinary course of business), or (c) Borrower is required to pay dividend income to the Bank pursuant to the terms of Section 9.6(bb), then a prepayment in an amount equal to the cash proceeds of any such equity issuance, asset disposition or dividend (net of (1) reasonable commissions and expenses actually paid to unrelated third parties in connection with such transactions and (2) taxes actually due as a direct result of such transactions) must be made within two (2) Business Days after actual receipt thereof on the outstanding Revolving Loans, unless a balance then exists under the Term Loans; provided, however, that the foregoing prepayment obligation shall not apply to an individual asset disposition which yields less than $30,000 in cash proceeds to the extent that such proceeds, when aggregated with the cash proceeds of all previous asset dispositions (not otherwise excepted under the first parenthetical hereunder) during the period during which Borrower is permitted to request Revolving Loans, equals or is less than $60,000; provided, further, if at the time of any required prepayment hereunder, any portion of such prepayment would by necessity require the "breakage" of a LIBOR Loan, then only to the extent necessary to avoid such "breakage," Borrower may make such portion of such prepayment upon termination of the relevant Interest Period(s).

                  (ii) Optional Prepayments. In addition to the Mandatory Prepayment, Borrower may from time to time prepay the Revolving Loans which are Prime Loans, in whole or in part, without any prepayment penalty whatsoever, subject to the following conditions: (i) each partial prepayment shall be in an amount equal to Ten Thousand and 00/100 Dollars ($10,000.00), or a higher integral multiple of Five Thousand and 00/100 Dollars ($5,000.00); and (ii) any prepayment of the entire principal balance of the Prime Loans shall include accrued interest on such Prime Loans to the date of such prepayment and payment in full in cash of all other Obligations (other than the LIBOR Loans), then due and payable.

      2.2   Term Loans.

            (a)   Term Loan Commitments.

                  (i) Term Loan A Commitment. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of Borrower set forth herein and in the other Loan Documents, the Bank agrees to make a Term Loan A equal to the Term Loan A Commitment. The undrawn balance of the Term Loan A Commitment shall be available to Borrower in a single principal advance on such date as the conditions set forth in Section 3 shall have been satisfied. Term Loan A shall be used by Borrower to refinance existing senior indebtedness and to fund a portion of the transaction costs associated with the transactions contemplated by the terms of the Merger Agreement. Term Loan A may be prepaid in whole or in part at any time without penalty, but shall be due in full on the Maturity Date, unless the credit extended under the Term Loan A is otherwise accelerated, terminated or extended as provided in this Agreement.

                  (ii) Term Loan B Commitment. In reliance upon the representations and warranties of Borrower set forth herein and in the other Loan Documents, the Bank has advanced a Term Loan B equal to the Term Loan B Commitment. Term Loan B shall be used by Borrower to refinance existing indebtedness. Term Loan B may be prepaid in whole or in part at any time without penalty, but shall be due in full on the Maturity Date, unless the credit extended under the Term Loan B is otherwise accelerated, terminated or extended as provided in this Agreement.

            (b)   Term Loan Interest Payments.

                  (i) Term Loan A Interest Payments. Except as otherwise provided in this Section 2.2(b)(i), the principal amount of Term Loan A outstanding from time to time shall bear interest at the applicable Term Interest Rate. Accrued and unpaid interest on that portion of the principal balance of Term Loan A outstanding from time to time which is a Prime Loan, shall be due and payable quarterly, in arrears, commencing on September 30, 2004 and continuing on the last day of the last month of each calendar quarter thereafter, and on the Maturity Date. Accrued and unpaid interest on those portions of the principal balance of Term Loan A outstanding from time to time which is a LIBOR Loan shall be payable on the last Business Day of each Interest Period, commencing on the first such date to occur after the date hereof, on the date of any principal repayment of a LIBOR Loan and on the Maturity Date; provided, however, that with respect to any LIBOR Loan with an Interest Period of greater than ninety (90) days, accrued and unpaid interest also shall be due and payable on the last day of each calendar quarter occurring during such Interest Period. Any amount of principal or interest on Term Loan A which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Default Rate.

                  (ii) Term Loan B Interest Payments. Except as otherwise provided in this Section 2.2(b)(ii), the principal amount of Term Loan B outstanding from time to time shall bear interest at the applicable Term Interest Rate. Accrued and unpaid interest on that portion of the principal balance of Term Loan B outstanding from time to time which is a Prime Loan, shall be due and payable quarterly, in arrears, commencing on September 30, 2004 and continuing on the last day of the last month of each calendar quarter thereafter, and on the Maturity Date. Accrued and unpaid interest on those portions of the principal balance of Term Loan B outstanding from time to time which is a LIBOR Loan shall be payable on the last Business Day of each Interest Period, commencing on the first such date to occur after the date hereof, on the date of any principal repayment of a LIBOR Loan and on the Maturity Date; provided, however, that with respect to any LIBOR Loan with an Interest Period of greater than ninety (90) days, accrued and unpaid interest also shall be due and payable on the last day of each calendar quarter occurring during such Interest Period. Any amount of principal or interest on Term Loan B which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Default Rate.

            (c)   Term Loan Interest and Principal Payments.

                  (i) Term Loan A Interest and Principal Payments. The outstanding principal balance of Term Loan A shall be repaid in equal principal installments each in the amount of Two Hundred Thirty-Three Thousand Eight Hundred Fifty-Four and 17/100 Dollars ($233,854.17), together with an additional amount representing accrued and unpaid interest on the principal amount of Term Loan A outstanding as set forth above beginning on September 30, 2004, and continuing on the last day of the last month of each calendar quarter thereafter, with a final payment of all outstanding principal and accrued interest due on the Maturity Date. Principal amounts repaid on Term Note A may not be borrowed again. Also, if Borrower chooses not to convert any portion of Term Loan A which is a LIBOR Loan to a Prime Loan as provided in Section 2.4(b) and Section 2.4(c), then such portion of Term Loan A shall immediately be due and payable on the last Business Day of the then existing Interest Period or on such earlier date as required by law, all without further demand, presentment, protest or notice of any kind, all of which are hereby waived by Borrower.

                  (ii) Term Loan B Interest and Principal Payments. The outstanding principal balance of Term Loan B shall be repaid in equal principal installments each in the amount of Seventy Two Thousand Five Hundred Twenty-Seven and 78/100 Dollars ($72,527.78), together with an additional amount representing accrued and unpaid interest on the principal amount of Term Loan B outstanding as set forth above, beginning on September 30, 2004, and continuing on the last day of the last month of each calendar quarter thereafter, with a final payment of all outstanding principal and accrued interest due on the Maturity Date. Principal amounts repaid on Term Note B may not be borrowed again. Also, if Borrower chooses not to convert any portion of Term Loan B which is a LIBOR Loan to a Prime Loan as provided in Section 2.4(b) and Section 2.4(c), then such portion of Term Loan B shall immediately be due and payable on the last Business Day of the then existing Interest Period or on such earlier date as required by law, all without further demand, presentment, protest or notice of any kind, all of which are hereby waived by Borrower.

            (d) Term Loan Mandatory Prepayment. If (a) Borrower issues any equity securities (other than (i) in connection with the exercise of the Warrants provided to the Subordinated Lender pursuant to the Subordinated Debt Documents (ii) to key officers and employees of the Borrower that represent no more than ten percent (10%) of the equity of Integrity Media) or (b) sells, leases, licenses, transfers or otherwise disposes of any assets (other than inventory sold in the ordinary course of business, the disposition of obsolete or worn out equipment, or the licensing of copyrights and/or trademarks in the ordinary course of business), or (c) Borrower is required to pay dividend income to Bank pursuant to Section 9.6(bb), then a prepayment in an amount equal to the cash proceeds of any such equity issuance, asset disposition or dividend (net of (1) reasonable commissions and expenses actually paid to unrelated third parties in connection with such transactions and (2) taxes actually due as a direct result of such transactions) must be made within two (2) Business Days after actual receipt thereof on the outstanding indebtedness under the Term Loan Facilities; provided, however, that the foregoing prepayment obligation shall not apply to an individual asset disposition which yields less than $30,000 in cash proceeds to the extent that such proceeds, when aggregated with the cash proceeds of all previous asset dispositions (not otherwise excepted under the first parenthetical hereunder) during the term of the Facility, equals or is less than $60,000; provided, further, if at the time of any required prepayment hereunder, any portion of such prepayment would by necessity require the "breakage" of a LIBOR Loan, then only to the extent necessary to avoid such "breakage," Borrower may make such portion of such prepayment upon termination of the relevant Interest Period(s). Any such prepayment shall be applied first to the then principal balance outstanding under the Term Loan A Facility in inverse order of maturity until there are no amounts outstanding under the Term Loan A Facility, then such prepayment shall be applied to the then principal balance outstanding under the Term Loan B Facility in inverse order of maturity.

            (e)   Term Loan Optional Prepayments.

                  (i) Provided that no Event of Default then exists under this Agreement or the Loans, Borrower may voluntarily prepay the principal balance of the Term Loans, in whole or in part, at any time on or after the date hereof, subject to the following conditions:

                        (A) Not less than three (3) days prior to the date upon which Borrower desires to make such prepayment, Borrower shall deliver to the Bank written notice of its intention to prepay the Term Loans, which notice shall be irrevocable and state the prepayment amount and the prepayment date (the "Term Loan Prepayment Date"); and

                        (B) Any such prepayment shall be in an amount of not less than $100,000 or in multiples of $10,000 in excess thereof; and

                        (C) Borrower shall pay to the Bank all accrued and unpaid interest on the Term Loans through the date of such prepayment on the principal balance being prepaid. Each prepayment of the Term Loans shall be applied to the scheduled installments of the applicable Term Loan being prepaid in inverse order of maturity.

      2.3   Reserved.

      2.4   Additional LIBOR Loan Provisions.

            (a) LIBOR Loan Prepayments. Notwithstanding anything to the contrary contained herein, the principal balance of any LIBOR Loan may not be prepaid in whole or in part at any time. If, for any reason, a LIBOR Loan is paid prior to the last Business Day of any Interest Period, whether voluntary, involuntary, by reason of acceleration or otherwise, each such prepayment of a LIBOR Loan will be accompanied by the amount of accrued interest on the amount prepaid and any and all costs, expenses, penalties and charges incurred by the Bank as a result of the early termination or breakage of a LIBOR Loan, plus the amount, if any, by which (i) the additional interest which would have been payable during the Interest Period on the LIBOR Loan prepaid had it not been prepaid, exceeds (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the domestic certificate of deposit market, the eurodollar deposit market, or other appropriate money market selected by the Bank, for a period starting on the date on which it was prepaid and ending on the last day of the Interest Period for such LIBOR Loan. The amount of any such loss or expense payable by Borrower to the Bank under this section shall be determined in the Bank's sole discretion based upon the assumption that the Bank funded its loan commitment for LIBOR Loans in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods which the Bank deems appropriate and practical, provided, however, that the Bank is not obligated to accept a deposit in the London Interbank Eurodollar market in order to charge interest on a LIBOR Loan at the LIBOR Rate.

            (b) LIBOR Unavailability. If the Bank determines in good faith (which determination shall be conclusive, absent manifest error) prior to the commencement of any Interest Period that (i) the making or maintenance of any LIBOR Loan would violate any applicable law, rule, regulation or directive, whether or not having the force of law, (ii) United States dollar deposits in the principal amount, and for periods equal to the Interest Period for funding any LIBOR Loan are not available in the London Interbank Eurodollar market in the ordinary course of business, (iii) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the LIBOR Rate to be applicable to the relevant LIBOR Loan, or (iv) the LIBOR Rate does not accurately reflect the cost to the Bank of a LIBOR Loan, the Bank shall promptly notify Borrower thereof and, so long as the foregoing conditions continue, Loans may not be advanced as a LIBOR Loan thereafter. In addition, at Borrower's option, each existing LIBOR Loan shall be immediately
(i) converted to a Prime Loan on the last Business Day of the then existing Interest Period, or (ii) due and payable on the last Business Day of the then existing Interest Period, without further demand, presentment, protest or notice of any kind, all of which are hereby waived by Borrower.

            (c) Regulatory Change. In addition, if, after the date hereof, a Regulatory Change shall, in the reasonable determination of the Bank, make it unlawful for the Bank to make or maintain the LIBOR Loans, then the Bank shall promptly notify Borrower and the Loans may not be advanced as a LIBOR Loan thereafter. In addition, at Borrower's option, each existing LIBOR Loan shall be immediately (i) converted to a Prime Loan on the last Business Day of the then existing Interest Period or on such earlier date as required by law, or (ii) due and payable on the last Business Day of the then existing Interest Period or on such earlier date as required by law, all without further demand, presentment, protest or notice of any kind, all of which are hereby waived by Borrower.

            (d) LIBOR Loan Indemnity. If any Regulatory Change (whether or not having the force of law) shall (a) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, the Bank; (b) subject the Bank or any LIBOR Loan to any tax, duty, charge, stamp tax or fee or change the basis of taxation of payments to the Bank of principal or interest due from Borrower to the Bank hereunder (other than a change in the taxation of the overall net income of the Bank); or (c) impose on the Bank any other condition regarding such LIBOR Loan or the Bank's funding thereof, and the Bank shall determine (which determination shall be conclusive, absent manifest error) that the result of the foregoing is to increase the cost to the Bank of making or maintaining such LIBOR Loan or to reduce the amount of principal or interest received by the Bank hereunder, then Borrower shall pay to the Bank, on demand, such additional amounts as the Bank shall, from time to time, determine are sufficient to compensate and indemnify the Bank for such increased cost or reduced amount.

      2.5 Interest and Fee Computation; Collection of Funds. Except as otherwise set forth herein, all interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed. Principal payments submitted in funds not immediately available shall continue to bear interest until collected. If any payment to be made by Borrower hereunder or under the Notes shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment. Notwithstanding anything to the contrary contained herein, the final payment due under any of the Loans must be made by wire transfer or other immediately available funds. All payments made by Borrower hereunder or under any of the Loan Documents shall be made without setoff, counterclaim, or other defense. To the extent permitted by applicable law, all payments hereunder or under any of the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any Person shall be made by Borrower free and clear of, and without deduction or withholding for, or account of, any taxes now or hereinafter imposed by any taxing authority.

      2.6   Letter of Credit Provisions.

            (a) Issuance of Letters of Credit. Subject to the terms and conditions of this Agreement and upon (i) the execution by Borrower and the Bank of a Master Letter of Credit Agreement in form and substance acceptable to the Bank (together with all amendments, modifications and restatements thereof, the "Master Letter of Credit Agreement") and, (ii) upon the execution and delivery by Borrower, and the acceptance by the Bank, in its sole and absolute discretion, of a Letter of Credit Application, the Bank agrees to issue for the account of Borrower such Letters of Credit in the standard form of the Bank and otherwise in form and substance acceptable to the Bank, from time to time during the term of this Agreement, provided that the Letter of Credit Obligations may not at any time exceed the Letter of Credit Commitment and provided further, that no Letter of Credit shall have an expiration date later than the Letter of Credit Maturity Date. The amount of any payments made by the Bank with respect to draws made by a beneficiary under a Letter of Credit for which Borrower has failed to reimburse the Bank upon the earlier of (i) the Bank's demand for repayment, or (ii) five (5) days from the date of such payment to such beneficiary by the Bank, shall be deemed to have been converted to a Revolving Loan as of the date such payment was made by the Bank to such beneficiary. Upon the occurrence of an Event of a Default and at the option of the Bank, all Letter of Credit Obligations shall be converted to Revolving Prime Loans, all without demand, presentment, protest or notice of any kind, all of which are hereby waived by Borrower. To the extent the provisions of the Master Letter of Credit Agreement differ from, or are inconsistent with, the terms of this Agreement, the provisions of this Agreement shall govern.

            (b) Letter of Credit Fees. Borrower shall pay to Bank a non-refundable recurring Letter of Credit Fee for each Letter of Credit Issued by Bank. The Letter of Credit Fee for any Letter of Credit shall be an amount equal to the aggregate undrawn amount of such Letter of Credit multiplied by a per annum rate equal to the Applicable LIBOR Margin for Revolving Loans in effect on the date such Letter of Credit is issued. The Letter of Credit Fee for each Letter of Credit shall be payable in advance for the remaining portion of the quarter when issued and quarterly thereafter on the last day of each full calendar quarter thereafter while such Letter of Credit is outstanding and upon maturity or termination thereof pro-rata for the remaining portion of the quarter in which such maturity or termination occurs.

            (c) Other Letter of Credit Fees. Borrower shall pay to Bank its other customary fees for issuance, amendment, or renewal of a Letter of Credit.

      2.7   Taxes.

            (a) All payments made by Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Bank as a result of a present or former connection between the Bank and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (collectively, "Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Bank hereunder, the amounts so payable to the Bank shall be increased to the extent necessary to yield to the Bank (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that Borrower shall not be required to increase any such amounts payable to the Bank with respect to any Non-Excluded Taxes that are attributable to the Bank's failure to comply with the requirements of subsection 2.7(d).

            (b) Borrower shall pay any Other Taxes to the relevant governmental authority in accordance with applicable law.

            (c) At the request of Borrower and at Borrower's sole cost, the Bank shall take reasonable steps to (i) contest its liability for any Non-Excluded Taxes or Other Taxes that have not been paid, or (ii) seek a refund of any Non-Excluded Taxes or Other Taxes that have been paid.

            (d) Whenever any Non-Excluded Taxes or Other Taxes are payable by Borrower, as promptly as possible thereafter Borrower shall send to the Bank a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Bank the required receipts or other required documentary evidence or if any governmental authority seeks to collect a Non-Excluded Tax or Other Tax directly from the Bank for any other reason, Borrower shall indemnify the Bank on an after-tax basis for any incremental taxes, interest or penalties that may become payable by the Bank.

            (e) The agreements in this Section shall survive the satisfaction and payment of the Obligations and the termination of this Agreement.

      2.8   All Loans to Constitute Single Obligation.

            The Loans shall constitute one general obligation of Borrower, and shall be secured by Bank's priority security interest in and Lien upon all of the Collateral and by all other security interests, Liens, claims and encumbrances heretofore, now or at any time or times hereafter granted by Borrower and/or any Subsidiary to Bank.

3.    CONDITIONS OF BORROWING.

      Notwithstanding any other provision of this Agreement, the Bank shall not be required to disburse or make all or any portion of the Loans, and this Agreement shall not take effect (the "Restatement Date"), if any of the following conditions shall have occurred.

      3.1 Loan Documents. Borrower shall have failed to execute and deliver to the Bank any of the following Loan Documents, all of which must be satisfactory to the Bank and the Bank's counsel in form, substance and execution:

            (a) Loan Agreement. Two copies of this Agreement duly executed by Borrower.

            (b) Revolving Note. A Replacement Revolving Note duly executed by Borrower, in the form prepared by and acceptable to the Bank.

            (c) Term Note A. A Replacement Term Note A duly executed by Borrower, in the form prepared by and acceptable to the Bank.

            (d) Term Note B. A Replacement Term Note B duly executed by Borrower, in the form prepared by and acceptable to the Bank.

            (e) Master Letter of Credit Agreement. A Master Letter of Credit Agreement prepared by and acceptable to the Bank, duly executed by Borrower in favor of the Bank.

            (f) Amendment and Reaffirmation of Security and Pledge Agreements. An Amendment and Reaffirmation of Security and Pledge Agreements, dated as of the date of this Agreement, duly executed by the Borrower, in the form prepared by and acceptable to the Bank.

            (g) Amendment and Reaffirmation of Intellectual Property Security Agreements. An Amendment and Reaffirmation of Intellectual Property Security Agreements, dated as of the date of this Agreement, duly executed by Integrity Media and INO Records, in the form prepared by and acceptable to the Bank.

            (h) Deed of Amendment to Legal Charge Over Shares. A Deed of Amendment to Legal Charge Over Shares, dated as of the date of this Agreement, duly executed by Integrity Media, in the form prepared by and acceptable to the Bank.

            (i) Security and Pledge Agreements. A Security and Pledge Agreement from each of Enlight and Kona, each dated as of the date of this Agreement, in the form prepared by and acceptable to the Bank.

            (j) Intercreditor Agreement. Intercreditor Agreement dated as of the date of this Agreement, from each holder of Subordinated Debt, in the form prepared by and acceptable to the Bank.

            (k) Real Estate Documents. With respect to each parcel of real property owned or leased by Borrower, which is the subject of a Mortgage and/or Leasehold Mortgage, as appropriate, Amendments thereto, together with title insurance endorsements, in form and substance reasonably acceptable to the Bank.

            (l) Borrowing Base Certificate. A Borrowing Base Certificate, certified as accurate by Borrower and reasonably acceptable to the Bank.

            (m) Search Results; Lien Terminations. Copies of UCC search reports dated such a date as is reasonably acceptable to the Bank, listing all effective financing statements which name Borrower and any of its Subsidiaries, under their present names and any previous names, as debtors, together with (i) copies of such financing statements, (ii) payoff letters evidencing repayment in full of all existing Debt to be repaid with the Loans, the termination of all agreements relating thereto and the release of all Liens granted in connection therewith, with UCC or other appropriate termination statements and documents effective to evidence the foregoing (other than Permitted Liens), and (iii) such other UCC termination statements as the Bank may reasonably request.

            (o) Organizational and Authorization Document. Copies of (i) the Articles of Incorporation and Bylaws of Borrower; (ii) resolutions of the shareholders, board of directors of Borrower and each of its Subsidiaries approving and authorizing such Person's execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby and the transactions contemplated by the Merger Agreement; (iii) signature and incumbency certificates of the officers, members and managers of Borrower, as applicable, and each of its Subsidiaries, executing any of the Loan Documents, each of which Borrower hereby certifies to be true and complete, and in full force and effect without modification, it being understood that the Bank may conclusively rely on each such document and certificate until formally advised by Borrower of any changes therein; and (iv) good standing certificates in the state of incorporation and formation of Borrower and each of its Subsidiaries and in each other state requested by the Bank.

            (p)   [Reserved]

            (q) Opinions of Counsel. One or more written opinions from legal counsel to Borrower addressed to the Bank and dated as of the date hereof opining as to such matters as the Bank may request including, without limitations, matters pertaining to the transactions contemplated by the Merger Agreement.

            (r) Additional Documents. Such other certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other documents which are provided for hereunder or which the Bank shall require.

            (s) Restatement Date Balance Sheet. A pro forma consolidated balance sheet of Borrower and its Subsidiaries as of May 30, 2004 after giving effect to the transactions contemplated by the Merger Agreement.

      3.2 Event of Default. Any Event of Default, or any event which, with notice or lapse of time, or both would constitute an Event of Default, shall have occurred and be continuing.

      3.3 Material Adverse Effect. The occurrence of any event having a Material Adverse Effect.

      3.4 Litigation. Any litigation or governmental proceeding shall have been instituted against any of the Borrowers or any of its officers or shareholders having a Materially Adverse Effect upon such Borrower.

      3.5 Representations and Warranties. Any representation or warranty of Borrower contained herein or in any Loan Document shall be untrue or incorrect as of the date of any Loan as though made on such date, except to the extent such representation or warranty expressly relates to an earlier date.

      3.6 Commitment Fee. Borrower shall have failed to pay to the Bank a commitment fee (a) in the amount of Fifteen Thousand and 00/100 Dollars ($15,000.00) with respect to the Revolving Loan Commitment, and (b) in the amount of Fifteen Thousand and 00/100 Dollars ($15,000.00), with respect to the Term Loan A Commitment.

      3.7 Subordinated Debt. Borrower shall not have received Fifteen Million and 00/100 Dollars ($15,000,000) in unsecured Subordinated Debt, the terms and conditions of which shall be acceptable to the Bank, in its sole discretion.

      3.8 Consummation of Merger. All conditions to the Merger set forth in the Merger Agreement shall not have been satisfied or the fulfillment of any such conditions shall not have been waived with the written consent of the Bank.

      3.9 Merger Consideration and Expenses. The aggregate consideration to be paid in respect of the transactions contemplated by the Merger Agreement shall exceed $15,000,000, or the costs and expenses incurred by the Borrower in connection with the transactions contemplated by the Merger Agreement shall exceed $2,000,000.

      3.10 Post Merger Ownership and Availability. Upon consummation of the transactions contemplated by the Merger Agreement, P. Michael Coleman shall own less than 51% of the outstanding Capital Securities of the Borrower on a fully diluted basis, and the Borrower shall not have at least $3,000,000 in Revolving Loan Availability.

      3.11 Litigation. There shall be any litigation, demand, charge claim, petition or governmental proceeding pending, or to the best knowledge of Borrower, threatened, with respect to the transactions contemplated by the Merger Agreement.

      3.12 Officer's Certificate. The Bank shall not have received an Officer's Certificate of Integrity Media with respect to the matters set forth in Sections
3.8 and 3.11 and an Officer's Certificate of Kona stating that Kona will proceed to consummate the transactions contemplated under the Merger Agreement immediately upon the making of the initial Loans.

      3.13 Fees and Expenses. Borrower shall not have paid all fees and expenses due and payable hereunder, including without limitation all fees and expenses related to real estate appraisals, field audits and environmental reports, and the reasonable fees and expenses of the Bank's attorneys with respect to the preparation, negotiation and execution of the Loan Documents.

4.    NOTES EVIDENCING LOANS.

      4.1 Revolving Note. The Revolving Loans and the Letter of Credit Obligations shall be evidenced by a single Revolving Note (together with any and all renewal, extension, modification or replacement notes executed by Borrower and delivered to the Bank and given in substitution therefor, the "Revolving Note") in the form prepared by and acceptable to the Bank, duly executed by Borrower and payable to the order of the Bank. At the time of the initial disbursement of a Revolving Loan and at each time any additional Revolving Loan shall be requested hereunder or a repayment made in whole or in part thereon, a notation thereof shall be made on the books and records of the Bank. All amounts recorded shall be, absent manifest error, conclusive and binding evidence of (i) the principal amount of the Revolving Loans advanced hereunder and the amount of all Letter of Credit Obligations, (ii) any accrued and unpaid interest owing on the Revolving Loans, and (iii) all amounts repaid on the Revolving Loans or the Letter of Credit Obligations. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of Borrower under the Revolving Note to repay the principal amount of the Revolving Loans, together with all interest accruing thereon.

      4.2   Term Notes. The Term Loans shall be evidenced by:

            (a) a Term Note A (together with any and all renewal, extension, modification, substitute or replacement notes executed by Borrower and given in substitution therefor, the "Term Note A") in the form prepared by and acceptable to the Bank, duly executed by Borrower and payable to the order of the Bank. At the time of the disbursement of Term Loan A or a repayment made in whole or in part thereon, a notation thereof shall be made on the books and records of the Bank. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of (i) the principal amount of Term Loan A advanced hereunder,
(ii) any accrued and unpaid interest owing on Term Loan A and (iii) all amounts repaid on Term Loan A. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of Borrower under Term Note A to repay the principal amount of Term Loan A, together with all interest accruing thereon.

            (b) a Term Note B (together with any and all renewal, extension, modification, substitute or replacement notes executed by Borrower and given in substitution therefor, the "Term Note B") in the form prepared by and acceptable to the Bank, duly executed by Borrower and payable to the order of the Bank. At the time of the disbursement of Term Loan B or a repayment made in whole or in part thereon, a notation thereof shall be made on the books and records of the Bank. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of (i) the principal amount of Term Loan B advanced hereunder,
(ii) any accrued and unpaid interest owing on Term Loan B and (iii) all amounts repaid on Term Loan B. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of Borrower under Term Note B to repay the principal amount of Term Loan B, together with all interest accruing thereon.

      4.3   [RESERVED]

5.    MANNER OF BORROWING.

      5.1 Borrowing Procedures. Each Revolving Loan may be advanced either as a Prime Loan or a LIBOR Loan, provided, however, that at any time, Borrower may identify no more than five (5) Revolving Loans which may be LIBOR Loans. Each Loan shall be made available to Borrower upon any written, verbal, electronic, telephonic or telecopy loan request which the Bank in good faith believes to emanate from a properly authorized representative of Borrower, whether or not that is in fact the case. Each such notice shall be effective upon receipt by the Bank, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a LIBOR Loan, the initial Interest Period therefor. A request for a Prime Loan must be received by the Bank no later than 11:00 a.m. Chicago, Illinois time, on the day it is to be funded. A request for a LIBOR Loan must be (i) received by the Bank no later than 11:00 a.m. Chicago, Illinois time, three (3) days before the day it is to be funded, and (ii) in an amount equal to One Hundred Thousand and 00/100 Dollars ($100,000.00) or a higher integral multiple of One Hundred Thousand and 00/100 Dollars ($100,000.00). If for any reason Borrower shall fail to select timely an Interest Period for an existing LIBOR Loan, then such LIBOR Loan shall be immediately converted to a Prime Loan on the last Business Day of the then existing Interest Period, all without demand, presentment, protest or notice of any kind, all of which are hereby waived by Borrower. The proceeds of each Loan shall be made available at the office of the Bank by credit to the account of Borrower or by other means requested by Borrower and acceptable to the Bank. Borrower does hereby irrevocably confirm, ratify and approve all such advances by the Bank and does hereby indemnify the Bank against losses and expenses (including court costs, attorneys' and paralegals' fees) and shall hold the Bank harmless with respect thereto.

      5.2 Conversion and Continuation Procedures. Upon notice to the Bank as set forth above, Borrower may, subject to the terms and conditions of this Agreement, (a) elect, as of any Business Day, to convert any Prime Loan into a LIBOR Loan; or (b) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loans having Interest Periods expiring on such day for a new Interest Period, or to convert any such LIBOR Loan into a Prime Loan. Such notice shall, in the case of a conversion into a Prime Loan, be given before 11:00 a.m., Chicago time, on the proposed date of such conversion, and in the case of conversion into, or continuation of, LIBOR Loans, be given before 11:00 a.m., Chicago time, at least three (3) Business Days prior to the proposed date of such conversion or continuation, specifying in each case: (i) the proposed date of conversion or continuation; (ii) the aggregate amount of Loans to be converted or continued; (iii) the type of Loans resulting from the proposed conversion or continuation; and (iv) in the case of conversion into, or continuation of, LIBOR Loans, the duration of the requested Interest Period therefor. If upon the expiration of any Interest Period applicable to LIBOR Loans, Borrower has failed to select timely a new Interest Period to be applicable to such LIBOR Loans, Borrower shall be deemed to have elected to convert such LIBOR Loans into Prime Loans effective on the last day of such Interest Period. Any conversion of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 2.4(a).

      5.3 Letters of Credit. Each Letter of Credit shall be issued by the Bank upon the execution of a Master Letter of Credit Agreement by Borrower and the Bank, and the execution and delivery by Borrower and the acceptance by the Bank, in its sole discretion, of a Letter of Credit Application. All Letters of Credit shall bear such application, issuance, renewal, negotiation and other fees and charges, and bear such interest as charged by the Bank or otherwise payable pursuant to the Master Letter of Credit Agreement. In addition to the foregoing, all Letters of Credit issued under and pursuant to this Agreement shall bear an annual issuance fee equal to the aggregate undrawn amount of such Letter of Credit multiplied by a per annum rate equal to the LIBOR Rate applicable to Revolving Loans in effect on the date such Letter of Credit is issued, payable by Borrower quarterly, in arrears, until (i) such Letter of Credit has expired or has been returned to the Bank, or (ii) the Bank has paid the beneficiary thereunder the full face amount of such Letter of Credit.

      5.4 Certain Conditions. Notwithstanding any other provision of this Agreement, the Bank shall have no obligation to make any Loan, or to permit the continuation of, or any conversion into, any LIBOR Loan, and the Bank shall not have any obligation to issue any Letter of Credit, if an Event of

Default or Unmatured Event of Default exists or if any of the conditions set forth in Section 3 shall have occurred.

      5.5 Automatic Debit. In order to effectuate the timely payment of any of the Obligations when due, Borrower hereby authorizes and directs the Bank, at the Bank's option, to debit the amount of the Obligations to any ordinary deposit account of Borrower.

      5.6 Discretionary Disbursements. The Bank, in its sole and absolute discretion, may immediately upon notice to Borrower, disburse any or all proceeds of the Loans made or available to Borrower pursuant to this Agreement to pay any fees, costs, expenses or other amounts required to be paid by Borrower hereunder and not so paid. All monies so disbursed shall be a part of the Obligations, payable by Borrower on demand from the Bank.

      5.7 Credit Termination Date; Continuance of Obligations, Etc. This Agreement, the Bank's obligation to loan monies to Borrower, and Borrower's ability to borrow monies from the Bank shall be in effect until the Maturity Date. Notwithstanding the foregoing and until such date as the Obligations shall be paid in full, the Obligations hereunder and under the other Loan Documents shall continue, interest shall continue to be paid in accordance with the terms of this Agreement, the Bank shall be entitled to retain its security interest in the Collateral and the Bank shall retain all of its rights and remedies under this Agreement and under the other Loan Documents.

6.    SECURITY FOR THE OBLIGATIONS.

      6.1 Security for Obligations. As security for the payment and performance of the Obligations, Borrower does hereby pledge, assign, transfer and deliver to the Bank and does hereby grant to the Bank a continuing and unconditional first priority security interest in and to any and all property of Borrower, of any kind or description, tangible or intangible, wheresoever located and whether now existing or hereafter arising or acquired, including, but not limited to, the following (all of which property, along with the products and proceeds therefrom, are individually and collectively referred to as the "Collateral"):

            (a) all property of, or for the account of, Borrower now or hereafter coming into the possession, control or custody of, or in transit to, the Bank or any agent or bailee for the Bank or any parent, Affiliate or Subsidiary of the Bank or any participant with the Bank in the Loans (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom, including the proceeds of insurance thereon; and

            (b) the additional property of Borrower, whether now existing or hereafter arising or acquired, and wherever now or hereafter located, together with all additions and accessions thereto, substitutions, betterments and replacements therefor, products and Proceeds therefrom, and all of Borrower's books and records and recorded data relating thereto (regardless of the medium of recording or storage), together with all of Borrower's right, title and interest in and to all computer software required to utilize, create, maintain and process any such records or data on electronic media, identified and set forth as follows:

                  (i) All Accounts and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Borrower, or rejected or refused by an Account Debtor;

                  (ii) All Inventory, including, without limitation, raw materials, work-in-process and finished goods;

                  (iii) All Goods (other than Inventory), including, without limitation, embedded software, Equipment, vehicles, furniture and Fixtures;

                  (iv) All Software and computer programs;

                  (v) All Securities, Investment Property, Financial Assets and Deposit Accounts;

                  (vi) 65% of the issued and outstanding stock of each of Sarepta and Integrity Music Europe, Ltd.;

                  (vii) All Chattel Paper, Electronic Chattel Paper, Instruments, Documents, Letter of Credit Rights, all proceeds of letters of credit, Health-Care-Insurance Receivables, Supporting Obligations, notes secured by real estate, Commercial Tort Claims identified on Schedule 6.1 b(vii) attached hereto and General Intangibles, including Payment Intangibles; and

                  (viii) All Proceeds (whether Cash Proceeds or Noncash Proceeds) of the foregoing property, including, without limitation, all insurance policies and proceeds of insurance payable by reason of loss or damage to the foregoing property, including unearned premiums, and of eminent domain or condemnation awards.

         6.2 Other Collateral. In addition, the Obligations are also secured by those certain Security and Pledge Agreements (as amended and reaffirmed), Intellectual Property Security Agreements (as amended and reaffirmed), executed by Borrower to and for the benefit of the Bank. In addition to the foregoing, the Obligations arising from Term Loan A and Term Loan B are also secured by that certain Mortgage With Assignment of Rents, Security Agreement and Fixture Filing, encumbering certain real and personal property located in Mobile County, Alabama, dated as of even date herewith.

         6.3 Possession and Transfer of Collateral. Until notice by the Bank after the occurrence and continuation of an Event of Default hereunder, Borrower shall be entitled to possession or use of the Collateral (other than Instruments or Documents (including Tangible Chattel Paper and Investment Property consisting of certificated securities) and other Collateral required to be delivered to the Bank pursuant to this Section 6. The cancellation or surrender of the Notes, upon payment or otherwise, shall not affect the right of the Bank to retain the Collateral for any other of the Obligations. Borrower shall not sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant any option with respect to any of the Collateral, except that Borrower may sell Inventory in the ordinary course of business.

         6.4 Financing Statements. Borrower shall, at the Bank's request, at any time and from time to time, execute and deliver to the Bank such financing statements, amendments and other documents and do such acts as the Bank deems necessary in order to establish and maintain valid, attached and perfected first priority security interests in the Collateral in favor of the Bank, free and clear of all Liens and claims and rights of third parties whatsoever, except Permitted Liens. Borrower hereby irrevocably authorizes the Bank at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto without the signature of Borrower that (a) indicate the Collateral (i) is comprised of all assets of Borrower or words of similar effect, regardless of whether any particular asset comprising a part of the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, or (ii) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein, and (b) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrower is an organization, the type of organization and any Organizational Identification Number issued to Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. Borrower hereby agrees that a photographic or other reproduction of this Agreement is sufficient for filing as a financing statement and Borrower authorizes the Bank to file this Agreement as a financing statement in any jurisdiction. Borrower agrees to furnish any such information to the Bank promptly upon request. Borrower further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and filed by the Bank in any jurisdiction prior to the date of this Agreement. In addition, Borrower shall make appropriate entries on its books and records disclosing the Bank's security interests in the Collateral.

         6.5 [RESERVED]

         6.6 Preservation of the Collateral. The Bank may, but is not required, to take such actions from time to time as the Bank deems appropriate to maintain or protect the Collateral. The Bank shall have exercised reasonable care in the custody and preservation of the Collateral if the Bank takes such action as Borrower shall reasonably request in writing which is not inconsistent with the Bank's status as a secured party, but the failure of the Bank to comply with any such request shall not be deemed a failure to exercise reasonable care; provided, however, the Bank's responsibility for the safekeeping of the Collateral shall (i) be deemed reasonable if such Collateral is accorded treatment substantially equal to that which the Bank accords its own property, and (ii) not extend to matters beyond the control of the Bank, including, without limitation, acts of God, war, insurrection, riot or governmental actions. In addition, any failure of the Bank to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral, not so requested by Borrower, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. Borrower shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of Borrower and the Bank in the Collateral against prior or third parties. Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, Borrower represents to, and covenants with, the Bank that Borrower has made arrangements for keeping informed of changes or potential changes affecting the securities (including, but not limited to, rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Borrower agrees that the Bank shall have no responsibility or liability for informing Borrower of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

         6.7 Other Actions as to any and all Collateral. Borrower further agrees to take any other action reasonably requested by the Bank to ensure the attachment, perfection and first priority of, and the ability of the Bank to enforce, the Bank's security interest in any and all of the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements, continuations thereof and amendments relating thereto under the UCC, to the extent, if any, that Borrower's signature thereon is required therefor, (b) causing the Bank's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the bank to enforce, the Bank's security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the

Bank to enforce, the Bank's security interest in such Collateral, (d) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other Person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Bank, and (f) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction. Borrower further agrees to indemnify and hold the Bank harmless against claims of any Persons not a party to this Agreement concerning disputes arising over the Collateral.

         6.8 Collateral in the Possession of a Warehouseman or Bailee. If any of the Collateral at any time is in the possession of a warehouseman or bailee, Borrower shall promptly notify the Bank thereof, and shall promptly use its reasonable best efforts to obtain a Collateral Access Agreement. The Bank agrees with Borrower that the Bank shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by Borrower with respect to the warehouseman or bailee.

         6.9 [RESERVED]

         6.10 Letter-of-Credit Rights. If Borrower at any time is a beneficiary under a letter of credit now or hereafter issued in favor of Borrower, Borrower shall promptly notify the Bank thereof and, at the request and option of the Bank, Borrower shall, pursuant to an agreement in form and substance satisfactory to the Bank, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Bank of the proceeds of any drawing under the letter of credit, or (ii) arrange for the Bank to become the transferee beneficiary of the letter of credit, with the Bank agreeing, in each case, that the proceeds of any drawing under the letter to credit are to be applied as provided in this Agreement.

         6.11 Commercial Tort Claims. If Borrower shall at any time hold or acquire a Commercial Tort Claim, Borrower shall immediately notify the Bank in writing signed by Borrower of the details thereof and grant to the Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, in each case in form and substance satisfactory to the Bank, and shall execute any amendments hereto deemed reasonably necessary by the Bank to perfect its security interest in such Commercial Tort Claim.

         6.12 Electronic Chattel Paper and Transferable Records. If Borrower at any time holds or acquires an interest in any electronic chattel paper or any "transferable record", as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Borrower shall promptly notify the Bank thereof and, at the request of the Bank, shall take such action as the Bank may reasonably request to vest in the Bank control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Bank agrees with Borrower that the Bank will arrange, pursuant to procedures satisfactory to the Bank and so long as such procedures will not result in the Bank's loss of control, for Borrower to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control.

7. REPRESENTATIONS AND WARRANTIES.

         To induce the Bank to make the Loans, Borrower makes the following representations and warranties to the Bank, each of which shall survive the execution and delivery of this Agreement:

         7.1 Borrower Organization and Name. Borrower, as applicable, is a corporation or limited liability company duly organized, existing and in good standing under the laws of the States of Delaware and Tennessee with full and adequate power to carry on and conduct its business as presently conducted and each Subsidiary is validly existing and in good standing under the laws of the jurisdiction of its organization. Borrower and each Subsidiary, as applicable, is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect. Borrower's Organizational Identification Numbers are as follows:

    Borrower                     State           Identification Number
    --------                     -----           ---------------------
Integrity Media                    DE                63-0952549;
Integrity Publishers               DE                62-1866176;
Integrity Direct                   DE                48-1292064;
INO Records                        TN                62-1787176; and
Kona                               DE                20-0161766.

The exact legal name of Borrower is as set forth in the first paragraph of this Agreement. Other than Integrity Media, which was formerly known as Integrity Incorporated, and INO Records, which was formerly known as M2 Communications, L.L.C., the exact legal name of Borrower is as set forth in the first paragraph of this Agreement, and Borrower currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name other than Integrity Music and Hosanna Music.

         7.2 Authorization. Borrower has full right, power and authority to enter into this Agreement, to make the borrowings and execute and deliver the Loan Documents as provided herein and to perform all of its duties and obligations under this Agreement and the other Loan Documents. The execution and delivery of this Agreement and the other Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or of the certificate of incorporation or bylaws and articles of organization, as applicable, of Borrower. All necessary and appropriate action has been taken on the part of Borrower to authorize the execution and delivery of this Agreement and the Loan Documents.

         7.3 Validity and Binding Nature. This Agreement and the other Loan Documents are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

         7.4 Consent; Absence of Breach. The execution, delivery and performance of this Agreement, the other Loan Documents and any other documents or instruments to be executed and delivered by Borrower in connection with the Loans, and the borrowings by Borrower hereunder, do not and will not (a) require any consent, approval, authorization of, or filings with, notice to or other act by or in respect of, any governmental authority or any other Person (other than any consent or approval which has been obtained and is in full force and effect); (b) conflict with (i) any provision of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, (ii) the certificate of incorporation or bylaws and articles of organization of Borrower or any of its Subsidiaries, or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon Borrower or any of its Subsidiaries or any of their respective properties or assets; or (c) require, or result in, the creation or imposition of any Lien on any asset of Borrowers or any of its Subsidiaries, other than Liens in favor of the Bank created pursuant to this Agreement.

         7.5 Ownership of Properties; Liens. Borrower is the sole owner or has other rights in all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like), other than Permitted Liens.

         7.6 Equity Ownership. All issued and outstanding Capital Securities of Borrower and each of its Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than those in favor of the Bank, if any, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. As of the Restatement Date, other than the Warrants issued pursuant to the Subordinated Debt Documents and as set forth on Schedule 7.6, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of Borrower and each of its Subsidiaries.

         7.7 Intellectual Property. Borrower owns and possesses or has a license or other right to use all Intellectual Property, as are necessary for the conduct of the businesses of Borrower, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect upon Borrower, and no material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property nor does Borrower know of any valid basis for any such claim.

         7.8 Financial Statements. All financial statements submitted to the Bank have been prepared in accordance with sound accounting practices and GAAP on a basis, except as otherwise noted therein, consistent with the previous fiscal year and present fairly the financial condition of Borrower and the results of the operations for Borrower as of such date and for the periods indicated. Since the date of the most recent financial statement submitted by Borrower to the Bank, there has been no change in the financial condition or in the assets or liabilities of Borrower having a Material Adverse Effect on Borrower.

         7.9 Litigation and Contingent Liabilities. There is no litigation, arbitration proceeding, demand, charge, claim, petition or governmental investigation or proceeding pending, or to the best knowledge of Borrower, threatened, against Borrower, which, might reasonably be expected to have a Material Adverse Effect upon Borrower. Borrower has no material guarantee obligations, contingent liabilities, liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not fully-reflected or fully reserved for in the most recent audited financial statements delivered pursuant to subsection 8.8(a) or fully-reflected or fully reserved for in the most recent quarterly financial statements delivered pursuant to subsection 8.8(b) and not permitted by Section 9.1.

         7.10 Event of Default. No Event of Default or Unmatured Event of Default exists or would result from the incurrence by Borrower of any of the Obligations hereunder or under any of the other

Loan Documents, and Borrower is not in default (without regard to grace or cure periods) under any other contract or agreement to which it is a party, the effect of which would have a Material Adverse Effect upon Borrower.

         7.11 Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists which (a) would have a Material Adverse Effect upon Borrower, or (b) would constitute an Event of Default or an Unmatured Event of Default.

         7.12 Environmental Laws and Hazardous Substances. Except for those matters which are not reasonably likely to have a Material Adverse Effect, Borrower represents, warrants and agrees with the Bank that (i) Borrower has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Substances, on or off any of the premises of Borrower (whether or not owned by it) in any manner which at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder, (ii) the operations of Borrower comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder, (iii) there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or, to the best of Borrower's knowledge, threatened, and Borrower shall immediately notify the Bank upon becoming aware of any such investigation, proceeding, complaint, order, directive, claim, citation or notice, and shall take prompt and appropriate actions to respond thereto, with respect to any non-compliance with, or violation of, the requirements of any Environmental Law by Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material or any other environmental, health or safety matter, which affects Borrower or its business, operations or assets or any properties at which Borrower has transported, stored or disposed of any Hazardous Substances, and (iv) Borrower has no material liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Substances or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material. Borrower further agrees to allow the Bank or its agent access to the properties of Borrower and its Subsidiaries to confirm compliance with all Environmental Laws, and Borrower shall, following determination by the Bank that there is non-compliance, or any condition which requires any action by or on behalf of Borrower in order to avoid any non-compliance, with any Environmental Law, at Borrower's sole expense, cause an independent environmental engineer acceptable to the Bank to conduct such tests of the relevant site as are appropriate, and prepare and deliver a report setting forth the result of such tests, a proposed plan for remediation and an estimate of the costs thereof.

         7.13 Solvency, Etc. As of the date hereof, and immediately prior to and after giving effect to the issuance of each Letter of Credit and each Loan hereunder and the use of the proceeds thereof, (a) the fair value of Borrower's assets taken as a whole is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities calculated at the amount which, in light of all the facts and circumstances existing at the time, represent the amounts which can be reasonably expected to become an actual or matured liability) as such value is established and liabilities evaluated, (b) the present fair saleable value of Borrower's assets taken as a whole is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) Borrower is able to realize upon its assets taken as a whole and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) Borrower does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (e) Borrower is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

         7.14 ERISA Obligations. All Employee Plans of Borrower meet the minimum funding standards of Section 302 of ERISA and 412 of the Internal Revenue Code where applicable, and each such Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified. No withdrawal liability has been incurred under any such Employee Plans and no "Reportable Event" or "Prohibited Transaction" (as such terms are defined in ERISA), has occurred with respect to any such Employee Plans, unless approved by the appropriate governmental agencies. Borrower has promptly paid and discharged all obligations and liabilities arising under the Employee Retirement Income Security Act of 1974 ("ERISA") of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets.

         7.15 Labor Relations. Except as could not reasonably be expected to have a Material Adverse Effect, (i) there are no strikes, lockouts or other labor disputes against Borrower or, to the best knowledge of Borrower, threatened, (ii) hours worked by and payment made to employees of Borrower have not been in violation of the Fair Labor Standards Act or any other applicable law, and (iii) no unfair labor practice complaint is pending against Borrower or, to the best knowledge of Borrower, threatened before any governmental authority.

         7.16 Security Interest. This Agreement creates a valid security interest in favor of the Bank in the Collateral and, when properly perfected by filing in the appropriate jurisdictions, or by possession or Control of such Collateral by the Bank or delivery of such Collateral to the Bank, shall constitute a valid, perfected, first-priority security interest in such Collateral.

         7.17 Lending Relationship. Borrower acknowledges and agrees that the relationship hereby created with the Bank is and has been conducted on an open and arm's length basis in which no fiduciary relationship exists and that Borrower has not relied and is not relying on any such fiduciary relationship in executing this Agreement and in consummating the Loans. The Bank represents that it will receive the Notes payable to its order as evidence of a bank loan.

         7.18 Business Loan. The Loans, including interest rate, fees and charges as contemplated hereby, (i) are business loans within the purview of 815 ILCS 205/4(1)(c), as amended from time to time, (ii) are an exempted transaction under the Truth In Lending Act, 12 U.S.C. 1601 et seq., as amended from time to time, and (iii) do not, and when disbursed shall not, violate the provisions of the Illinois usury laws, any consumer credit laws or the usury laws of any state which may have jurisdiction over this transaction, Borrower or any property securing the Loans.

         7.19 Taxes. Borrower has timely filed all tax returns and reports required by law to have been filed by it and has paid all taxes, governmental charges and assessments due and payable with respect to such returns, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, are insured against or bonded over to the satisfaction of the Bank and the contesting of such payment does not create a Lien on the Collateral which is not a Permitted Lien. There is no controversy or objection pending, or to the knowledge of Borrower, threatened in respect of any tax returns of Borrower. Borrower has made adequate reserves on its books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable. Borrower has not participated in any transaction that relates to a year of the taxpayer (which is still open under the applicable statute of limitations) which is a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (irrespective of the date when the transaction was entered into).

         7.20 Compliance with Regulation U. No portion of the proceeds of the Loans shall be used by Borrower, or any Affiliate of Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System or any successor thereto.

         7.21 Governmental Regulation. Borrower and its Subsidiaries are not, or after giving effect to any loan, will not be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the ICC Termination Act of 1995 or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

         7.22 [RESERVED]

         7.23 Place of Business. The principal place of business and books and records of Borrower is set forth in the preamble to this Agreement, and the location of all Collateral, if other than at such principal place of business, is as set forth on Schedule 7.23 attached hereto and made a part hereof, and Borrower shall promptly notify the Bank of any change in such locations. Borrower will not remove or permit the Collateral to be removed from such locations without the prior written consent of the Bank, except for Inventory sold in the usual and ordinary course of Borrower's business.

         7.24 Complete Information. This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials and information heretofore or contemporaneously herewith furnished in writing by Borrower to the Bank for purposes of, or in connection with, this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of Borrower to the Bank pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Bank that any projections and forecasts provided by Borrower are based on good faith estimates and assumptions believed by Borrower to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

         7.25 Subordinated Debt. The subordination provisions of the Subordinated Debt are enforceable against the holders of the Subordinated Debt by the Bank. The Obligations constitute Senior Funded Debt entitled to the benefits of the subordination provisions contained in the Subordinated Debt. Borrower acknowledges that the Bank is entering into this Agreement and is making the Loans in reliance upon the subordination provisions of the Subordinated Debt and this Section 7.22.

         7.26 [RESERVED]

         7.27 Material Contracts. Schedule 7.27 accurately and completely discloses each Material Contract as of the Restatement Date of Borrower, and (b) also indicates the following information with respect to each such contract: (1) the contract parties thereunder, and (2) the contract term and any options or renewals thereto, and (3) the monthly payment required thereunder, and (4) any restrictions on assignments, and (5) any restrictions on disclosure of the terms thereof, and (6) the existence of any breaches or defaults thereunder. Borrower has not committed any unwaived breach or default under any Material Contract, and after due inquiry and investigation, Borrower has no knowledge or reason to believe that any other party to any such Material Contract has or might have committed any unwaived breach or default thereof. For purposes of this Section 7.27, a "Material Contract" of Borrower includes the following agreements to which Borrower is a party: (1) any contract or advance with annual compensation, consideration or payments in excess of $600,000 and (2) any other agreement or contract the loss or breach of which could reasonably be expected to have or cause a Material Adverse Effect.

         7.28 Licenses and Authorizations. Borrower and each of its Subsidiaries possesses all Licenses and other Authorizations necessary or required in the conduct of its businesses and/or the operation of its properties of which the failure to possess could reasonably be expected to result in a Material Adverse Effect. Each Authorization is valid, binding and enforceable on, against and by Borrower. Each Authorization is subsisting without any defaults thereunder or enforceable adverse limitations thereon, and no Authorization is subject to any proceedings or claims opposing the issuance, continuance, renewal, development or use thereof or contesting the validity or seeking the revocation thereof.
Schedule 7.28 accurately and completely lists each License and Authorization (exclusive of copyrights) of Borrower of which the failure to possess could reasonably result in a Material Adverse Effect, together with relevant identifying information describing such Authorizations.

8. AFFIRMATIVE COVENANTS.

         8.1 Compliance with Bank Regulatory Requirements; Increased Costs. If, after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (a) shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, or any successor thereto, but excluding any reserve included in the determination of the LIBOR Rate), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank; or (b) shall impose on the Bank any other condition affecting its LIBOR Loans, the Notes or its obligation to make LIBOR Loans; and the result of anything described in subsections (a) and (b) above is to increase the cost to (or to impose a cost on) the Bank of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by the Bank under this Agreement or under the Notes with respect thereto, then upon demand by the Bank (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), Borrower shall pay directly to the Bank such additional amount as will compensate the Bank for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty days (180) days prior to the date on which the Bank first made demand therefor.

         If the Bank shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by the Bank or any Person controlling the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's or such controlling Person's capital as a consequence of the Bank's obligations hereunder or under any Letter of Credit to a level below that which the Bank or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration the Bank's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by the Bank or such controlling Person to be material, then from time to time, upon demand by the Bank (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), Borrower shall pay to the Bank such additional amount as will compensate the Bank or such controlling Person for such reduction so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which the Bank first made demand therefor.

         8.2 Borrower Existence. Borrower shall at all times preserve and maintain (a) its existence and good standing in the jurisdiction of its organization, and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect), and shall at all times continue as a going concern in the business which Borrower is presently conducting. If Borrower does not have an Organizational Identification Number and later obtains one, Borrower shall promptly notify the Bank of such Organizational Identification Number.

         8.3 Compliance With Laws. Borrower shall use the proceeds of the Loans for working capital and other general corporate or business purposes not in contravention of any requirements of law and not in violation of this Agreement, and shall comply, and cause each Subsidiary to comply, in all respects, including the conduct of its business and operations and the use of its properties and assets, with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect. In addition, and without limiting the foregoing sentence, Borrower shall (a) ensure, and cause each Subsidiary to ensure, that no person who owns a controlling interest in or otherwise controls Borrower or any Subsidiary is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control ("OFAC"), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act ("BSA") laws and regulations, as amended.

         8.4 Payment of Taxes and Liabilities. Borrower shall pay, and cause each Subsidiary to pay, and discharge, prior to delinquency and before penalties accrue thereon, all property and other taxes, and all governmental charges or levies against it or any of the Collateral, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require Borrower or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any of the Collateral, such contest proceedings stay the foreclosure of such Lien or the sale of any portion of the Collateral to satisfy such claim.

         8.5 Maintain Property. Borrower shall at all times maintain, preserve and keep its plant, properties and Equipment, including, but not limited to, any Collateral, in good repair, working order and condition, normal wear and tear excepted, and shall from time to time make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained. Borrower shall permit the Bank to examine and inspect such plant, properties and Equipment, including, but not limited to, any Collateral, at all reasonable times.

         8.6 Maintain Insurance. Borrower shall at all times maintain, and cause each Subsidiary to maintain, with insurance companies reasonably acceptable to the Bank, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, including employers', public and professional liability risks, as is customarily maintained by companies similarly situated, and shall have insured amounts no less than, and deductibles no higher than, are reasonably acceptable to the Bank.

Borrower shall furnish to the Bank a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by Borrower, which shall be reasonably acceptable in all respects to the Bank. Borrower shall cause each issuer of an insurance policy to provide the Bank with an endorsement (i) showing the Bank as loss payee with respect to each policy of property or casualty insurance, and naming the Bank as an additional insured with respect to each policy of liability insurance; and (ii) providing that thirty (30) days notice will be given to the Bank prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy. Borrower shall execute and deliver to the Bank a collateral assignment, in form and substance satisfactory to the Bank, of each business interruption insurance policy maintained by Borrower. The Bank agrees that the coverage in effect as of the Restatement Date is acceptable.

         IN THE EVENT BORROWER EITHER FAILS TO PROVIDE THE BANK WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS SECTION OR AT ANY TIME HEREAFTER SHALL FAIL TO OBTAIN OR MAINTAIN ANY OF THE POLICIES OF INSURANCE REQUIRED ABOVE, OR TO PAY ANY PREMIUM IN WHOLE OR IN PART RELATING THERETO, THEN THE BANK, WITHOUT WAIVING OR RELEASING ANY OBLIGATION OR DEFAULT BY BORROWER HEREUNDER, MAY AT ANY TIME (BUT SHALL BE UNDER NO OBLIGATION TO SO ACT), OBTAIN AND MAINTAIN SUCH POLICIES OF INSURANCE AND PAY SUCH PREMIUMS AND TAKE ANY OTHER ACTION WITH RESPECT THERETO, WHICH THE BANK DEEMS ADVISABLE. THIS INSURANCE COVERAGE (A) MAY, BUT NEED NOT, PROTECT BORROWER'S INTERESTS IN SUCH PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE COLLATERAL, AND (B) MAY NOT PAY ANY CLAIM MADE BY, OR AGAINST, BORROWER IN CONNECTION WITH SUCH PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE COLLATERAL. BORROWER MAY LATER CANCEL ANY SUCH INSURANCE PURCHASED BY THE BANK, BUT ONLY AFTER PROVIDING THE BANK WITH EVIDENCE THAT BORROWER HAS OBTAINED THE INSURANCE COVERAGE REQUIRED BY THIS SECTION. IF THE BANK PURCHASES INSURANCE FOR THE COLLATERAL, BORROWER WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE PRINCIPAL AMOUNT OF THE LOANS OWING HEREUNDER. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE BORROWER MAY BE ABLE TO OBTAIN ON ITS OWN.

         8.7 ERISA Liabilities; Employee Plans. Borrower shall (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to Borrower; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA; including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify the Bank immediately upon receipt by Borrower of any notice concerning the imposition of any withdrawal liability or of the institution of any proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise the Bank of the occurrence of any "Reportable Event" or "Prohibited Transaction" (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

         8.8 Financial Statements. Borrower shall at all times maintain a standard and modern system of accounting, on the accrual basis of accounting and in all respects in accordance with GAAP, and shall furnish to the Bank or its authorized representatives such information regarding the business affairs, operations and financial condition of Borrower, including, but not limited to:

                  (a) promptly when available, and in any event, within one hundred twenty (120) days after the close of each of its fiscal years, a copy of the annual audited financial statements of Borrower and its Subsidiaries, including consolidated balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended and such other information (including nonfinancial information) as the Bank may reasonably request, in reasonable detail, prepared and certified by an independent auditor of recognized standing, selected by Borrower and reasonably acceptable to the Bank; and

                  (b) promptly when available, and in any event, within thirty (30) days following the end of each month, a copy of the consolidated and consolidating financial statements of Borrower and its Subsidiaries regarding such month, including balance sheet, statement of income and retained earnings, statement of cash flows for the month then ended and such other information (including nonfinancial information) as the Bank may request, in reasonable detail, prepared and certified as true and correct by Borrower's treasurer or chief financial officer; provided, however, that with respect to the last month of each calendar quarter, such financial statements and information shall be delivered within forty-five (45) days following the end of such month; and

                  (c) within ten (10) days after the filing due date (as such date may be extended in accordance with properly granted extensions) each year, a signed copy of the complete income tax returns filed with the Internal Revenue Service by Borrower.

         No change with respect to such accounting principles shall be made by Borrower without giving prior notification to the Bank. Borrower represents and warrants to the Bank that the financial statements delivered to the Bank at or prior to the execution and delivery of this Agreement and to be delivered at all times thereafter accurately reflect and will accurately reflect the financial condition of Borrower. The Bank shall have the right at all times during business hours to inspect the books and records of Borrower and make extracts therefrom. Borrower agrees to advise the Bank immediately of any material and adverse change in the financial condition, the operations or any other status of Borrower.

         8.9 [RESERVED]

         8.10 Supplemental Financial Statements. Borrower shall immediately upon receipt thereof, provide to the Bank copies of interim and supplemental reports if any, submitted to Borrower by independent accountants in connection with any interim audit or review of the books of Borrower.

         8.11 Borrowing Base Certificate. Borrower shall, (a) within twenty (20) Business Days after the end of each month, and (b) at any time Borrower shall request a Loan hereunder, deliver to the Bank a Borrowing Base Certificate dated as of the last Business Day of such month, certified as true and correct by an authorized representative of Borrower, provided, however, at any time an Event of Default exists, the Bank may require Borrower to deliver Borrowing Base Certificates more frequently.

         8.12 Aged Accounts Schedule. Borrower shall, within twenty (20) Business Days after the end of each month, deliver to the Bank an aged schedule of the Accounts of Borrower, listing the name and amount due from each Account Debtor and showing the aggregate amounts due from (a) 0-30 days,

(b) 31-60 days, (c) 61-90 days and (d) more than 90 days, and certified as accurate by Borrower's treasurer or chief financial officer.

         8.13 Inventory Reports. Borrower shall, within twenty (20) Business Days after the end of each month, deliver to the Bank an inventory report, certified as accurate by Borrower's treasurer or chief financial officer, and within such time as the Bank may specify, such other schedules and reports as the Bank may require.

         8.14 Covenant Compliance Certificate. Borrower shall, within forty-five
(45) days after the end of each fiscal quarter, deliver to the Bank a duly completed compliance certificate, certified as true and correct by an appropriate officer of Borrower, containing a computation of each of the financial covenants set forth in Section 10 and stating that Borrower has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such Event of Default or Unmatured Event of Default describing it and the steps, if any, being taken to cure it.

         8.15 Field Audits. Borrower shall permit the Bank to inspect the Inventory, other tangible assets and/or other business operations of Borrower, to perform appraisals of the Equipment of Borrower, and to inspect, audit, check and make copies of, and extracts from, the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts and any other Collateral, the results of which must be satisfactory to the Bank in the Bank's sole and absolute discretion. All such inspections or audits by the Bank shall be at Borrower's sole expense, provided, however, that so long as no Event of Default or Unmatured Event of Default exists, Borrower shall not be required to reimburse the Bank for inspections or audits more frequently than once each fiscal year.

         8.16 Other Reports. Borrower shall, within such period of time as the Bank may reasonably specify, deliver to the Bank such other schedules and reports as the Bank may reasonably require.

         8.17 Collateral Records. Borrower shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate the Bank's Lien in the Collateral, including, without limitation, placing a legend, in form and content acceptable to the Bank, on all Chattel Paper created by Borrower indicating that the Bank has a Lien in such Chattel Paper.

         8.18 Intellectual Property. Borrower shall maintain, preserve and renew all Intellectual Property necessary for the conduct of its business as and where the same is currently located as heretofore conducted by it or as hereafter conducted by it.

         8.19 Notice of Proceedings. Borrower, promptly upon becoming aware, shall give written notice to the Bank of any litigation, arbitration or governmental investigation or proceeding not previously disclosed by Borrower to the Bank which has been instituted or, to the knowledge of Borrower, is threatened against Borrower or any of its Subsidiaries or to which any of their respective properties is subject which might reasonably be expected to have a Material Adverse Effect.

         8.20 Notice of Event of Default or Material Adverse Effect. Borrower shall, immediately after the commencement thereof, give notice to the Bank in writing of the occurrence of any Event of Default or any Unmatured Event of Default, or the occurrence of any condition or event having a Material Adverse Effect.

         8.21 Environmental Matters. If any material release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of

Borrower or any of its Subsidiaries, Borrower shall, or shall cause the applicable Subsidiary to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, Borrower shall, and shall cause each Subsidiary to, comply with any Federal or state judicial or administrative order requiring the performance at any real property of Borrower or any Subsidiary of activities in response to the release or threatened release of a Hazardous Substance unless the Borrower is actively pursuing in good faith an appeal against such an order. To the extent that the transportation of Hazardous Substances is permitted by this Agreement, Borrower shall, and shall cause its Subsidiaries to, dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

         8.22 Further Assurances. Borrower shall take, and cause each Subsidiary to take, such actions as are necessary or as the Bank may reasonably request from time to time to ensure that the Obligations under the Loan Documents are secured by substantially all of the assets of Borrower and its Subsidiaries, in each case as the Bank may determine, including (a) the execution and delivery of security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing, and (b) the delivery of certificated securities and other collateral with respect to which perfection is obtained by possession.

         8.23 Banking Relationship. Borrower covenants and agrees, at all times during the term of this Agreement, to maintain its primary deposit accounts with the Bank.

         8.24 Non-Utilization Fee. Borrower agrees to pay to the Bank a non-utilization fee equal to the Applicable Non-Utilization Percentage times the total of (a) the Revolving Loan Commitment, minus (b) the sum of (i) the daily average of the aggregate principal amount of all Revolving Loans outstanding, plus (ii) the daily average of the aggregate amount of the Letter of Credit Obligations, which non-utilization fee shall be (A) calculated on the basis of a year consisting of 360 days, (B) paid for the actual number of days elapsed, and
(C) payable quarterly in arrears on the last day of each March, June, September and December, commencing on September 30, 2004, and on the Maturity Date.

         8.25 [RESERVED]

         8.26 Other Financial and Specialized Reports.

         8.27.1 Annual Projections. Within thirty (30) days after the close of each fiscal year of Borrower, Borrower shall deliver to the Bank projected balance sheets, statements of income and expense, and statements of cash flows for Borrower and its Subsidiaries as of the end of and for each fiscal month of the then current fiscal year and on an annual basis for each succeeding fiscal year all or any portion of which occurs prior to the Maturity Date in such detail as the Bank may reasonably require.

         8.27.2 Additional Material Contracts, Licenses and Authorizations. Borrower (a) will notify the Bank in writing within ninety (90) calendar days of acquiring, executing or becoming bound by any Material Contract, material License or other material Authorization that would have been listed on Schedule
7.27 or Schedule 7.28 if it had existed as of the Restatement Date, and (b) will concurrently update Schedule 7.27 or Schedule 7.28 (as appropriate).

         8.27.3 Tax Returns. Upon the Bank's request, within ten (10) Business Days after the date that Borrower or any Subsidiary makes any filing with the Internal Revenue Service relating to its liability for income taxes, Borrower shall deliver a complete copy thereof to the Bank.

         8.27.4 SEC Filings and Press Releases. Within ten (10) Business Days after the date that Borrower or any organization that owns or controls at least 50% of any class of equity interests of Borrower makes any filing with the Securities Exchange Commission (whether as a registration statement or a filing on Form 8-K, Form 10-K, Form 10-Q, or otherwise, but excluding the exhibits thereto and any registration statements on Form S-8 or its equivalent) or issues any press release, Borrower shall deliver a complete copy thereof to the Bank.

         8.27.5 Soundscan Rating. Within forty-five (45) days after the close of each fiscal quarter, Borrower shall deliver to the Bank the most recently published Soundscan ratings as they relate to the Christian music market.

         8.27.6 Celebration. Within thirty (30) days after the close of the fiscal quarter during which Celebration acquires assets of an aggregate fair market value in excess of $2,500,000, Borrower shall provide the Bank notice of same.

         8.28 Fiscal Year. Borrower and each of its Subsidiaries will maintain a fiscal year that has a December 31st year end.

         8.29 Books and Records; Maintenance of Properties. Borrower and each of its Subsidiaries will keep and maintain satisfactory and adequate books and records of account in accordance with GAAP. Borrower and each of its Subsidiaries will also keep, maintain and preserve all of its property and assets in good order and repair (ordinary wear and tear excepted).

9. NEGATIVE COVENANTS.

         9.1 Debt. Borrower shall not, either directly or indirectly, create, assume, incur or have outstanding any Debt (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, except:

                  (a) the Obligations under this Agreement and the other Loan Documents;

                  (b) obligations of Borrower for Taxes, assessments, municipal or other governmental charges;

                  (c) obligations of Borrower for accounts payable, other than for money borrowed, incurred in the ordinary course of business if and to the extent such Debt is less than sixty (60) days past due, except with respect to any such Debt that is being disputed by the Borrower in good faith;

                  (d) Debt of a Borrower owing to another Borrower; provided that such Debt shall be evidenced by a note in form and substance reasonably satisfactory to the Bank and pledged and delivered to the Bank pursuant to the Loan Documents as additional collateral security for the Obligations, and the obligations under such note shall be expressly subordinate to the Obligations in both form and substance satisfactory to the Bank;

                  (e) Subordinated Debt;

                  (f) Hedging Obligations incurred in favor of the Bank or an Affiliate thereof for bona fide hedging purposes and not for speculation;

                  (g) Capitalized Lease Obligations, provided that the aggregate amount of all such Debt outstanding at any time, together with the aggregate amount of Debt incurred in connection with Capital Expenditures, shall not exceed Five Hundred Thousand and 00/100 Dollars ($500,000.00) in the aggregate, and such Debt must be immediately included in the calculation of Funded Debt;

                  (h) Debt for Capital Expenditures incurred after the date of this Agreement, provided that the aggregate amount of all such Debt, together with the aggregate amount of Capital Lease Obligations, shall not exceed Five Hundred Thousand and 00/100 Dollars ($500,000.00) in the aggregate, and such Debt must be immediately included in the calculation of Funded Debt;

                  (i) Debt of any Person which becomes a Subsidiary after the date of this Agreement pursuant to a Permitted Acquisition; provided, that such Debt exists at the time that such Person (or its assets) becomes a Subsidiary and is not created in contemplation of or in connection with such Permitted Acquisition;

                  (j) Debt described on Schedule 9.1 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

                  (k) Promissory notes issued by Integrity Media in connection with the repurchase of its Capital Securities to the extent permitted by the terms of Section 9.6(ff), provided that such promissory notes are made expressly subordinate to the Obligations in both form and substance satisfactory to the Bank;

                  (l) Permitted Guaranties pursuant to Section 9.16; and

                  (m) other Debt in an aggregate amount not to exceed One Million and 00/100 Dollars ($1,000,000.00).

         9.2 Encumbrances. Borrower shall not, either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any asset of Borrower, whether owned at the date hereof or hereafter acquired, except for Permitted Liens.

         9.3 Investments. Borrower shall not, either directly or indirectly, make or have outstanding any Investment, except:

                  (a) contributions by Borrower to the capital of any Wholly-Owned Subsidiary which have granted a first perfected security interest in all of its/their assets in favor of the Bank, or by any Subsidiary to the capital of any other domestic Wholly-Owned Subsidiary;

                  (b) Investments constituting Debt permitted by Section 9.1;

                  (c) Contingent Liabilities constituting Debt permitted by
Section 9.1 or Liens permitted by Section 9.2;

                  (d) Cash Equivalent Investments;

                  (e) bank deposits in the ordinary course of business;

                  (f) Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;

                  (g) Investments listed on Schedule 9.3 as of the Restatement Date;

                  (h) Permitted Acquisitions;

                  (i) Advances by Borrower to any recording artist, songwriter, producer, arranger, record label, book author, contract writer, or distributor in the ordinary course of business;

                  (j) Loans to Integrity International Subsidiaries not to exceed $275,000.00 in the aggregate outstanding at any time that are appropriately reflected on Integrity Media's financial records;

                  (k) (i) Loans or advances made to Borrower's employees in the ordinary course of business not to exceed $50,000 in the aggregate at any time plus (ii) $750,000 in the aggregate in employee loans or advances made on or within one (1) year of the Restatement Date, provided, however, no such loan or advance shall be made at any time an Event of Default or Unmatured Event of Default then exists or would result therefrom, plus (iii) travel advances to employees in the ordinary course of business plus (iv) promissory notes received by the Borrower in connection with the issuance of stock or stock options to key officers and employees in the ordinary course of business; and

                  (l) Investments by Borrower in joint ventures in substantially similar lines of business as Borrower and with respect to which Borrower carries no general partner liability, and further with respect to which the related ownership interest has been pledged on a first priority basis to the Bank pursuant to documentation acceptable to the Bank in its reasonable discretion, provided the aggregate amount of such Investments after the Restatement Date shall not exceed $1,000,000.

provided, however, that (i) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; and (ii) no Investment otherwise permitted by subsections (b) or (c) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists. No Borrower nor any of its Subsidiaries will establish or maintain any "securities account" with any "securities intermediary" (as such terms are defined in Article 8 of the UCC), unless a control agreement acceptable in form and substance to the Bank is first executed by such "securities intermediary" securing the Bank's first priority interest and rights in and to all "financial assets" and "security entitlements" associated with such "securities account."

         9.4 Transfer; Merger; Sales. Borrower shall not and not permit any Subsidiary to, whether in one transaction or a series of related transactions,
(a) except for Permitted Acquisitions and the transactions contemplated by the Merger Agreement, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Capital Securities of any class of, or any partnership or joint venture interest in, any other Person, except for (i) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into Borrower or into any other domestic Wholly-Owned Subsidiary; (ii) any such purchase or other acquisition by Borrower or any domestic Wholly-Owned Subsidiary of the assets or equity interests of any Wholly-Owned Subsidiary, (b) sell, transfer, convey or lease all or any substantial part of its assets or Capital Securities (including the sale of Capital Securities of any Subsidiary), except for (1) sales of inventory in the ordinary course of business, or (2) with respect to obsolete or replaced equipment no longer useful in the operation of Borrower's business, pursuant to a reasonable and customary transaction with an unrelated third party and otherwise in accordance with the terms hereof, or (3) pursuant to a reasonable and customary transaction with another Borrower that is appropriately reflected on Borrower's financial records or (4) certain inventory owned by Integrity Media that may be shipped to customers of Integrity Direct in satisfaction of the from time to time purchase order obligations of Integrity Direct, or (5) obsolete or excess inventory transferred as a charitable contribution; or (c) sell or assign, with or without recourse, any receivables, or (d) enter into any new business activities or ventures not directly involved in the Christian media communications field, or (e) make cash charitable contributions in excess of $250,000 for any fiscal year; provided, however, that Borrower shall make no cash charitable contribution if there shall then exist an Event of Default or an Unmatured Event of Default or, based on reasonable projections, an Event of Default may result therefrom.

         9.5 Compensation. The Borrower shall not pay, or commit or agree to pay, (i) salary to P. Michael Coleman in any fiscal year of the Borrower in an aggregate amount which exceeds the sum of (a) one hundred and five percent (105%) of the salary paid to P. Michael Coleman in the immediately prior fiscal year of the Borrower plus, (b) the then Additional Salary Amount approved by the Borrower's executive compensation committee, (ii) any bonuses to P. Michael Coleman that are not approved by the Borrower's executive compensation committee or (iii) any deferred compensation to P. Michael Coleman in an aggregate amount which exceeds the amount of deferred compensation approved by the Borrower's executive compensation committee.

         9.6 Restricted Payments. Borrower shall not and shall not permit any Subsidiary to, (a) make any distribution or dividend (other than stock dividends), whether in cash or otherwise, to any of its equityholders, (b) purchase or redeem any of its equity interests or any warrants, options or other rights in respect thereof, (c) pay any management fees or similar fees to any of its equityholders or any Affiliate thereof, (d) fund payments with respect to payment in kind interest, deferred interest or other form of capitalized interest, or prepay the principal of, premium, if any, or cause any redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or any other payment in respect of the Subordinated Debt or any other subordinated debt of the Borrower, or (e) set aside funds for any of the foregoing. Notwithstanding the foregoing, (aa) Subsidiaries of the Borrower may make dividends or other distributions to any Borrower, and (bb) so long as no Event of Default or Unmatured Event of Default exists or would result therefrom, non Wholly-Owned Subsidiaries of the Borrower may make dividends or such other distributions to the Borrower and any other holder of equity interests in such Subsidiary so long as such dividends or other distributions are made to the Borrower and such other holder(s) of such equity interest pro rata based upon the Borrower's and such other holder(s) percentage ownership interest in such Subsidiary, provided, however, that if for any consecutive twelve (12) month period such dividends or other distributions received by Borrower exceed $400,000 in the aggregate, then any such dividend income in excess of $400,000 shall be paid to the Bank and applied to the Loans pursuant to Sections 2.1(c) and 2.2(d), (cc) Borrower may make regularly scheduled payments of principal and cash interest in respect of the Subordinated Debt to the extent permitted by the terms of the Intercreditor Agreement, (dd) Borrower may fund the payment of payment in kind interest, deferred interest or other form of capitalized interest owing under the terms of the Subordinated Debt Documents as in effect as of the Restatement Date, provided that (x) any such payments shall be limited to not more than the interest accrued and owing for the immediately preceding four (4) fiscal quarters of Borrower and (y) no Event of Default or Unmatured Event of Default shall then exist or otherwise be caused as a result of any such payment, (ee) so long as no Event of Default or Unmatured Event of Default exists or would result therefrom, Integrity Media may declare and pay dividends to, or fund the redemption of its Capital Securities in an amount not to exceed $3,000,000 in the aggregate during the term of this Agreement, provided that,
(i) after giving effect to any such dividend or redemption, Revolving Loan

Availability shall not be less than $2,000,000, and (ii) $1,500,000 in the aggregate of such dividends and redemptions shall not be declared or paid on or before January 8, 2006, and (ff) so long as no Event of Default or Unmatured Event of Default shall then exist or otherwise be caused as a result therefrom, on or after July 8, 2008, Integrity Media may repurchase its Capital Securities from any of its officers and directors, or their assigns, estates or heirs upon the death, disability, retirement or termination of employment of such Persons, provided that (i) the aggregate amount of consideration paid in cash for such repurchases shall not exceed $1,000,000, (ii) after giving effect to any such repurchase, Revolving Loan Availability shall not be less than $2,000,000, (iii) any non-cash consideration paid with respect to such repurchases shall be subordinated to the Obligations in both form and substance satisfactory to the Bank, and (iv) the repurchase price per share for any such repurchases shall not exceed the per share redemption price set forth in the Integrity Stockholder Agreement (as in effect on the Restatement Date).

         9.7 Transactions with Affiliates. Borrower shall not, directly or indirectly, enter into or permit to exist any transaction with any of its Affiliates or with any director, officer or employee of Borrower other than (a) transactions in the ordinary course of, and pursuant to the reasonable requirements of, the business of Borrower and upon fair and reasonable terms and are no less favorable to Borrower than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate of Borrower, (b) reasonable and customary asset transfers between one Borrower to another as permitted under Sections 9.4 and 9.15, (c) reasonable dividends and distributions (if any) to the extent permitted by Section 9.6, (d) transactions conducted by Borrower on an arms-length basis with its foreign Affiliates upon fair and reasonable terms which are no less favorable to Borrower than those which would prevail in a comparable arm's-length transaction with a Person not an Affiliate, (e) loans to employees of the Borrower permitted by Section 9.3(k) hereof, (f) charitable contributions permitted by Section 9.4 hereof, and (g) Integrity Publishers use of the office space leased by Integrity Media and located in Brentwood, Tennessee.

         9.8 Unconditional Purchase Obligations. Borrower shall not and shall not permit any Subsidiary to enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

         9.9 [RESERVED].

         9.10 Inconsistent Agreements. Borrower shall not and shall not permit any Subsidiary to enter into any agreement containing any provision which would
(a) be violated or breached by any borrowing by Borrower hereunder or by the performance by Borrower or any Subsidiary of any of its Obligations hereunder or under any other Loan Document, (b) prohibit Borrower or any Subsidiary from granting to the Bank a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to Borrower or any other Subsidiary, or pay any Debt owed to Borrower or any other Subsidiary, (ii) make loans or advances to Borrower or any other Subsidiary, or (iii) transfer any of its assets or properties to Borrower or any other Subsidiary, other than
(A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder, (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt, and (C) customary provisions in leases and other contracts restricting the assignment thereof.

         9.11 Use of Proceeds. Neither Borrower nor any of its Subsidiaries or Affiliates shall use any portion of the proceeds of the Loans, either directly or indirectly, for the purpose of purchasing any securities underwritten by ABN AMRO Incorporated, an Affiliate of the Bank.

         9.12 [RESERVED]

         9.13 Business Activities; Change of Legal Status and Organizational Documents. Borrower shall not and shall not permit any Subsidiary to (a) engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto, (b) change its name, its Organizational Identification Number, if it has one, its type of organization, its jurisdiction of organization or other legal structure without the prior written consent of the Bank, or (c) permit any of its Organizational Documents to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of the Bank.

         9.14 Restriction of Amendments to Certain Documents. Borrower shall not amend or otherwise modify, or waive any rights under the Merger Agreement or, except as otherwise expressly permitted by the terms of the Intercreditor Agreement, the Subordinated Debt Documents.

         9.15 Integrity Media Ownership. Integrity Media shall not sell, transfer or otherwise dispose of any of the equity of Integrity Publishers, INO Records, Integrity Direct, Integrity Music Europe, Integrity Media Asia, Integrity Media Australia, Sarepta or Enlight, nor permit its total investment, directly or indirectly, in Integrity Publishers, INO Records, Sarepta or Enlight, whether in the form of equity, loans, advances or otherwise, to at any time exceed $10,000,000 with respect to Integrity Publishers, $4,000,000 with respect to INO Records, $400,000 with respect to Sarepta, and $250,000 with respect to Enlight.

         9.16 Guaranties. No Borrower nor any of its Subsidiaries will guarantee, assume or otherwise be or agree to become liable in any way, either directly or indirectly, for any additional indebtedness or liability of any other Person, except as follows (collectively, the "Permitted Guaranties"): (a) in favor of the Bank, or (b) to endorse checks, drafts and negotiable instruments for collection in the ordinary course of business, or (c) as listed on Schedule 9.16, or (d) the Borrower may guarantee the Debt of a Subsidiary if the primary Debt is permitted under Section 9.1 or (e) any Subsidiary of the Borrower may guarantee Debt of the Borrower or other Subsidiary if the primary Debt is permitted under Section 9.1, or (f) in favor of the Subordinated Debt.

         9.17 Integrity Music. Integrity Music shall not conduct any business operations nor shall it own any assets or incur any liabilities.

         9.18 Removal of Assets. No Borrower nor any of its Subsidiaries will remove or permit the removal of any asset or group of assets (with a collective fair market value exceeding $10,000) to a jurisdiction in which no valid and effective financing statement on Form UCC-1 has been filed naming the Bank as "secured party" with respect to such assets without giving the Bank prior written notice. In addition, neither Borrower nor any of its Subsidiaries will move the location of its chief executive office (or change its official mailing address) without providing the Bank with prior written notice thereof.

         9.19 Terms of and Modifications to Material Relationships. Neither Borrower nor any of its Subsidiaries will (and will not permit any other party to) cancel, terminate, amend, modify or otherwise alter any Material Contract listed on Schedule 7.27 if such amendment or modification could reasonably be expected to materially and adversely affect the rights of the Bank hereunder.

         9.20 Margin Stock Restrictions. Borrower will not use any of the proceeds hereunder, (a) directly or indirectly, to purchase or carry, or to reduce or retire any indebtedness that was originally incurred to purchase or carry, any Margin Stock within the meaning of the following Margin Regulations of the FRB: Regulation T at 12 C.F.R. Pt. 220, and Regulation U at 12 C.F.R. Pt. 221, and Regulation X at 12 C.F.R. Pt. 224, or (b) or for any other purpose that might constitute the transactions contemplated hereby as a "Purpose Credit" within the meaning of the FRB's Margin Regulations.

10. FINANCIAL COVENANTS.

         10.1 Minimum Net Worth. As of the end of each of its fiscal quarters, commencing September 30, 2004, Borrower shall maintain consolidated Net Worth in an amount not less than 80% of the Borrower's Net Worth measured as of July 31, 2004, plus (i) an aggregate amount equal to 85% of quarterly Net Income (but only if a positive number, with no reduction for losses) for each fiscal quarter of Borrower, minus (ii) charges up to $25,000.00 per fiscal quarter of the Borrower related to the amortization of certain of the costs incurred by the Borrower in connection with the transactions contemplated by the terms of the Merger Agreement, minus (iii) up to $3,000,000 in the aggregate in dividends and redemptions permitted and paid pursuant to the terms of Section 9.6(ee); provided, however, that for the quarter ending September 30, 2004, only Net Income for the months of August and September 2004 shall be included in such calculation.

         10.2 Total Funded Debt to EBITDA. As of the end of each of its fiscal quarters, commencing September 30, 2004, Borrower and its Subsidiaries shall maintain a ratio of consolidated Total Funded Debt to consolidated EBITDA of not greater than the following:

          Quarter Ending                       Total Funded Debt to EBITDA
June 30, 2004 to September 29, 2004                    4.0 : 1.00
September 30, 2004 to December 30, 2004                3.75 : 1.00
December 31, 2004 to Maturity Date                     3.50 : 1.00

         10.3 Fixed Charge Coverage. As of the end of each of its fiscal quarters, commencing September 30, 2004, Borrower and its Subsidiaries shall maintain a ratio of EBITDA minus Non-Financed Capital Expenditures for the most recently ended four (4) fiscal quarters to Fixed Charges for the most recently ended four (4) fiscal quarters, calculated as of the last day of such fiscal quarter, of not less than the following:

            Quarter Ending                             Fixed Charge Coverage
Restatement Date through December 31, 2006                   1.15 : 1.0
March 31, 2007 through Maturity Date                         1.20 : 1.00

provided, however, that, for purposes of this Section 10.3, up to $3,000,000 in the aggregate in dividends and redemptions permitted and paid pursuant to the terms of Section 9.6(ee) shall not be included in the calculation of Fixed Charges as and only to extent such dividends and redemptions are financed with the proceeds of Revolving Loans.

         10.4 Senior Funded Debt to EBITDA. As of the end of each of its fiscal quarters, commencing September 30, 2004, Borrower and its Subsidiaries shall maintain a ratio of consolidated Senior Funded Debt to consolidated EBITDA for such fiscal quarter, of not greater than 2.50 to 1.00.

         10.5 Capital Expenditures. Borrower and its Subsidiaries shall not incur Capital Expenditures in an amount greater than the following amounts for the following periods:

Period                                       Amount
------                                       ------
 2004                                      $6,000,000
 2005                                      $6,000,000
 2006                                      $6,000,000
 2007                                      $6,250,000
 2008                                      $6,500,000

11. EVENTS OF DEFAULT.

Borrower, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an "Event of Default").

         11.1 Nonpayment of Obligations. Any amount due and owing on any of the Notes or any of the Obligations, whether by its terms or as otherwise provided herein, is not paid when due, subject to, as regards Bank Product Obligations, the passage of any applicable cure periods, if any.

         11.2 Misrepresentation. Any written warranty, representation, certificate or statement of any Obligor in this Agreement, the other Loan Documents or any other agreement with the Bank shall be false in any material respect when made or at any time thereafter, or if any financial data or any other information now or hereafter furnished to the Bank by or on behalf of any Obligor shall prove to be false, inaccurate or misleading in any material respect.

         11.3 Nonperformance. (a) The Borrower shall fail to observe or perform any covenant or agreement contained in Articles 6, 9, or 10 or Sections 8.3, 8.6, 8.8, 8.11, 8.12, 8.13, 8.20, or (b) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in clause (a) above), and such failure shall remain unremedied for twenty (20) Business Days after the earlier of (i) any officer of the Borrower becomes aware of such failure, or (ii) notice thereof shall have been given to the Borrower by the Bank.

         11.4 Default under Loan Documents. A default under any of the other Loan Documents, all of which covenants, conditions and agreements contained therein are hereby incorporated in this Agreement by express reference, shall be and constitute an Event of Default under this Agreement and any other of the Obligations.

         11.5 Default under Other Debt. Any default by any Obligor in the payment of any Debt the principal amount of which exceeds $350,000 beyond any period of grace provided with respect thereto or in the performance of any other term, condition or covenant contained in any agreement (including, but not limited to any capital or operating lease or any agreement in connection with the deferred purchase price of property) under which any such obligation is created, the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation to become due prior to its stated maturity or terminate such other agreement.

         11.6 Other Material Obligations. Any default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, any Obligor with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect.

         11.7 Bankruptcy, Insolvency, etc. Any Obligor becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Obligor applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Obligor or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Obligor or for a substantial part of the property of any thereof and is not discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Obligor, and if such case or proceeding is not commenced by such Obligor, it is consented to or acquiesced in by such Obligor, or remains undismissed for sixty (60) days; or any Obligor takes any action to authorize, or in furtherance of, any of the foregoing.

         11.8 Judgments. The entry of any final judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien against any Obligor that calls for payment or presents liability in excess of $300,000 ($1,000,000 with respect only to the claims of Thomas Nelson known and pending as of the Restatement Date) over the applicable insurance coverage and such judgment or other process shall not have been, within thirty (30) days from the entry thereof, (i) bonded over to the satisfaction of the Bank and appealed,
(ii) vacated, or (iii) discharged.

         11.9     Change in Control.  The occurrence of any Change in Control.

         11.10 Collateral Impairment. The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien in excess of $100,000 against, any of the Collateral or any collateral under a separate security agreement securing any of the Obligations and such judgment or other process shall not have been, within thirty (30) days from the entry thereof, (i) bonded over to the satisfaction of the Bank and appealed, (ii) vacated, or (iii) discharged.

         11.11 Chief Executive Officer. P. Michael Coleman ceases to be the Chief Executive Officer of Integrity Media and the vacancy so created is not filled by the Board of Directors within a reasonable period of time.

         11.12 Subordinated Debt. The subordination provisions of any Subordinated Debt shall for any reason be revoked or invalid. Borrower shall contest in any manner, or any other holder thereof shall contest in any judicial proceeding, the validity or enforceability of the Subordinated Debt or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason not have the priority contemplated by the subordination provisions of the Subordinated Debt.

         11.13 Negative Pledge. Except in connection with repurchases from shareholders of Integrity Media permitted by the terms of Section 9.6 (ee) or
(ff), P. Michael Coleman shall pledge, mortgage, collaterally assign, encumber or otherwise transfer any of the Capital Securities of Integrity Media owned by him as of the Restatement Date after consummation of the transactions contemplated by the Merger Agreement; provided, however, that P. Michael Coleman may from time to time sell up to the then applicable Permitted Sales Percentage of the outstanding Capital Securities of Integrity Media.

12. REMEDIES.

         Upon the occurrence of an Event of Default, the Bank shall have all rights, powers and remedies set forth in the Loan Documents, in any written agreement or instrument (other than this Agreement or the Loan Documents) relating to any of the Obligations or any security therefor, as a secured party under the UCC or as otherwise provided at law or in equity. Without limiting the generality of the foregoing,

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the Bank may, at its option upon the occurrence of an Event of Default, declare its commitments to Borrower to be terminated and all Obligations to be immediately due and payable, provided, however, that upon the occurrence of an Event of Default under Section 11.7, all commitments of the Bank to Borrower shall immediately terminate and all Obligations shall be automatically due and payable, all without demand, notice or further action of any kind required on the part of the Bank. Borrower hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Bank's rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of any Collateral, notwithstanding anything contained herein or in the Loan Documents to the contrary. In addition to the foregoing, upon the occurrence and continuation of an Event of Default:

         12.1 Possession and Assembly of Collateral. The Bank may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which the Bank already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may at any time enter into any of Borrower's premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of and the Bank shall have the right to store and conduct a sale of the same in any of Borrower's premises without cost to the Bank. At the Bank's request, Borrower will, at Borrower's sole expense, assemble the Collateral and make it available to the Bank at a place or places to be designated by the Bank which is reasonably convenient to the Bank and Borrower.

         12.2 Sale of Collateral. The Bank may sell any or all of the Collateral at public or private sale, upon such terms and conditions as the Bank may deem proper, and the Bank may purchase any or all of the Collateral at any such sale. Borrower acknowledges that the Bank may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers. Borrower consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale. The Bank shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Bank may apply the net proceeds, after deducting all costs, expenses, attorneys' and paralegals' fees incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of the Notes and/or any of the other Obligations, returning the excess proceeds, if any, to Borrower. Borrower shall remain liable for any amount remaining unpaid after such application, with interest at the Default Rate. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by the Bank at least ten (10) calendar days before the date of such disposition. Borrower hereby confirms, approves and ratifies all acts and deeds of the Bank relating to the foregoing, and each part thereof, and expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against the Bank or its representatives, by reason of taking, selling or collecting any portion of the Collateral. Borrower consents to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as the Bank shall deem appropriate. Borrower expressly absolves the Bank from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or nonenforcement of any rights or remedies under this Agreement.

         12.3 Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Bank to exercise remedies in a commercially reasonable manner, Borrower acknowledges and agrees that it is not commercially unreasonable for the Bank (a) to fail to incur expenses reasonably deemed significant by the Bank to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third

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party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including, without limitation, any warranties of title,
(k) to purchase insurance or credit enhancements to insure the Bank against risks of loss, collection or disposition of Collateral or to provide to the Bank a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Bank, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Bank in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this section is to provide non-exhaustive indications of what actions or omissions by the Bank would not be commercially unreasonable in the Bank's exercise of remedies against the Collateral and that other actions or omissions by the Bank shall not be deemed commercially unreasonable solely on account of not being indicated in this section. Without limitation upon the foregoing, nothing contained in this section shall be construed to grant any rights to Borrower or to impose any duties on the Bank that would not have been granted or imposed by this Agreement or by applicable law in the absence of this section.

         12.4 UCC and Offset Rights. The Bank may exercise, from time to time, any and all rights and remedies available to it under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any other agreements between any Obligor and the Bank, and may, without demand or notice of any kind, appropriate and apply toward the payment of such of the Obligations, whether matured or unmatured, including costs of collection and attorneys' and paralegals' fees, and in such order of application as the Bank may, from time to time, elect, any indebtedness of the Bank to any Obligor, however created or arising, including, but not limited to, balances, credits, deposits, accounts or moneys of such Obligor in the possession, control or custody of, or in transit to the Bank. Borrower, on behalf of itself and each Obligor, hereby waives the benefit of any law that would otherwise restrict or limit the Bank in the exercise of its right, which is hereby acknowledged, to appropriate at any time hereafter any such indebtedness owing from the Bank to any Obligor.

         12.5 Additional Remedies. The Bank shall have the right and power to:

                  (a) instruct Borrower, at its own expense, to notify any parties obligated on any of the Collateral, including, but not limited to, any Account Debtors, to make payment directly to the Bank of any amounts due or to become due thereunder, or the Bank may directly notify such obligors of the security interest of the Bank, and/or of the assignment to the Bank of the Collateral and direct such obligors to make payment to the Bank of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

                  (b) enforce collection of any of the Collateral, including, but not limited to, any Accounts, by suit or otherwise, or make any compromise or settlement with respect to any of the

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Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

                  (c) take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

                  (d) extend, renew or modify for one or more periods (whether or not longer than the original period) the Notes, any other of the Obligations, any obligation of any nature of any other obligor with respect to the Notes or any of the Obligations;

                  (e) grant releases, compromises or indulgences with respect to the Notes, any of the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other obligor with respect to the Notes or any of the Obligations;

                  (f) transfer the whole or any part of securities which may constitute Collateral into the name of the Bank or the Bank's nominee without disclosing, if the Bank so desires, that such securities so transferred are subject to the security interest of the Bank, and any corporation, association, or any of the managers or trustees of any trust issuing any of said securities, or any transfer agent, shall not be bound to inquire, in the event that the Bank or said nominee makes any further transfer of said securities, or any portion thereof, as to whether the Bank or such nominee has the right to make such further transfer, and shall not be liable for transferring the same;

                  (g) vote the Collateral;

                  (h) make an election with respect to the Collateral under
Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of the Bankruptcy Code; provided, however, that any such action of the Bank as set forth herein shall not, in any manner whatsoever, impair or affect the liability of Borrower hereunder, nor prejudice, waive, nor be construed to impair, affect, prejudice or waive the Bank's rights and remedies at law, in equity or by statute, nor release, discharge, nor be construed to release or discharge, Borrower, any guarantor or other Person liable to the Bank for the Obligations; and

                  (i) at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Agreement, the Loan Documents, or any of the other Obligations, or the Bank's rights hereunder, under the Notes or under any of the other Obligations.

         Borrower hereby ratifies and confirms whatever the Bank may do with respect to the Collateral and agrees that the Bank shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral.

         12.6 Attorney-in-Fact. Borrower hereby irrevocably makes, constitutes and appoints the Bank (and any officer of the Bank or any Person designated by the Bank for that purpose) as Borrower's true and lawful proxy and attorney-in-fact (and agent-in-fact) in Borrower's name, place and stead, with full power of substitution, to (i) take such actions as are permitted in this Agreement, (ii) execute such financing statements and other documents and to do such other acts as the Bank may require to perfect and preserve the Bank's security interest in, and to enforce such interests in the Collateral, and (iii) carry out any remedy provided for in this Agreement, including, without limitation, endorsing Borrower's name to checks, drafts, instruments and other items of payment, and proceeds of the Collateral, executing change of address forms with the postmaster of the United States Post Office serving the address of

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Borrower, changing the address of Borrower to that of the Bank, opening all envelopes addressed to Borrower and applying any payments contained therein to the Obligations. Borrower hereby acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable. Borrower hereby ratifies and confirms all that said attorney-in-fact may do or cause to be done by virtue of any provision of this Agreement.

         12.7 No Marshaling. The Bank shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, Borrower hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Bank's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Borrower hereby irrevocably waives the benefits of all such laws.

         12.8 Application of Proceeds. The Bank will within three (3) Business Days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations secured hereby. The Bank shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon Borrower. Any proceeds of any disposition by the Bank of all or any part of the Collateral may be first applied by the Bank to the payment of expenses incurred by the Bank in connection with the Collateral, including attorneys' fees and legal expenses as provided for in Section 13 hereof.

         12.9 No Waiver. No Event of Default shall be waived by the Bank except in writing. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. There shall be no obligation on the part of the Bank to exercise any remedy available to the Bank in any order. The remedies provided for herein are cumulative and not exclusive of any remedies provided at law or in equity. Borrower agrees that in the event that Borrower fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement or any other agreements with the Bank, no remedy of law will provide adequate relief to the Bank, and further agrees that the Bank shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         12.10 Letters of Credit. With respect to all Letters of Credit for which presentment for honor shall not have occurred at the time of an acceleration pursuant to this Section 12, Borrower shall at such time deposit in a cash collateral account opened by the Bank an amount equal to the Letter of Credit Obligations then outstanding. Amounts held in such cash collateral account shall be applied by the Bank to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the Obligations, in such order of application as the Bank may, in its sole discretion, from time to time elect. After all such Letters of Credit shall have expired or been fully drawn upon, all commitments to make Loans hereunder have terminated and all other Obligations have been indefeasibly satisfied and paid in full in cash, the balance, if any, in such cash collateral account shall be returned to Borrower or such other Person as may be lawfully entitled thereto.

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13. MISCELLANEOUS.

         13.1 Obligations Absolute. None of the following shall affect the Obligations of Borrower to the Bank under this Agreement or the Bank's rights with respect to the Collateral:

                  (a) acceptance or retention by the Bank of other property or any interest in property as security for the Obligations;

                  (b) release by the Bank of all or any part of the Collateral or of any party liable with respect to the Obligations;

                  (c) release, extension, renewal, modification or substitution by the Bank of the Notes, or any note evidencing any of the Obligations, or the compromise of the liability of the Obligations; or

                  (d) failure of the Bank to resort to any other security or to pursue Borrower or any other obligor liable for any of the Obligations before resorting to remedies against the Collateral.

         13.2 Entire Agreement. This Agreement and the other Loan Documents (i) are valid, binding and enforceable against Borrower and the Bank in accordance with their respective provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof; and (iii) are the final expression of the intentions of Borrower and the Bank. No promises, either expressed or implied, exist between Borrower and the Bank, unless contained herein or therein. This Agreement, together with the other Loan Documents, supersedes all negotiations, representations, warranties, commitments, term sheets, discussions, negotiations, offers or contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof with respect to any matter, directly or indirectly related to the terms of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents are the result of negotiations among the Bank, Borrower and the other parties thereto, and have been reviewed (or have had the opportunity to be reviewed) by counsel to all such parties, and are the products of all parties. Accordingly, this Agreement and the other Loan Documents shall not be construed more strictly against the Bank merely because of the Bank's involvement in their preparation.

         13.3 Amendments; Waivers. No delay on the part of the Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Bank, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         13.4 WAIVER OF DEFENSES. BORROWER, ON BEHALF OF ITSELF AND ANY GUARANTOR OF ANY OF THE OBLIGATIONS, WAIVES EVERY PRESENT AND FUTURE DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY THE BANK IN ENFORCING THIS AGREEMENT. PROVIDED THE BANK ACTS IN GOOD FAITH, BORROWER RATIFIES AND CONFIRMS WHATEVER THE BANK MAY DO PURSUANT TO THE TERMS OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

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         13.5 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED
HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE BANK FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         13.6 WAIVER OF JURY TRIAL. THE BANK AND BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE IRREVOCABLY, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT, ANY OF THE OTHER OBLIGATIONS, THE COLLATERAL, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BANK AND BORROWER ARE ADVERSE PARTIES, AND EACH AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

         13.7 Assignability. The Bank may at any time assign the Bank's rights in this Agreement, the other Loan Documents, the Obligations, or any part thereof and transfer the Bank's rights in any or all of the Collateral, and the Bank thereafter shall be relieved from all liability with respect to such Collateral; provided, however, that in the absence of an Event of Default or an Unmatured Event of Default, any such assignment shall require Borrower's consent, such consent to not unreasonably be withheld or delayed. In the event the Bank assigns less than all of its interest in the Loans to another Person in accordance with this Section 13.7, the Borrower and the Bank agree to negotiate in good faith to amend this Agreement to provide for customary administrative agency provisions prior to such assignment. In addition, the Bank may at any time sell one or more participations in the Loans. Borrower may not sell or assign this Agreement, or any other agreement with the Bank or any portion thereof, either voluntarily or by operation of law, without the prior written consent of the Bank. This Agreement shall be binding upon the Bank and Borrower and their respective legal representatives and successors. All references herein to Borrower shall be deemed to include any successors, whether immediate or remote.

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         13.8 Confirmations. Borrower and the Bank agree from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid principal amount of the Loans then outstanding.

         13.9 Confidentiality. As required by federal law and the Bank's policies and practices, the Bank may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services. The Bank agrees to use commercially reasonable efforts (equivalent to the efforts the Bank applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to them by Borrower and designated as confidential, except that the Bank may disclose such information (a) to Persons employed or engaged by the Bank in evaluating, approving, structuring or administering the Loans; (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 13.9 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by the Bank to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of the Bank's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which the Bank is a party; (f) to any nationally recognized rating agency that requires access to information about the Bank's investment portfolio in connection with ratings issued with respect to the Bank; (g) to any Affiliate of the Bank who may provide Bank Products to Borrower or any Subsidiary, or (h) that ceases to be confidential through no fault of the Bank.

         13.10 Binding Effect. This Agreement shall become effective upon execution by Borrower and the Bank. If this Agreement is not dated or contains any blanks when executed by Borrower, the Bank is hereby authorized, without notice to Borrower, to date this Agreement as of the date when it was executed by Borrower, and to complete any such blanks according to the terms upon which this Agreement is executed.

         13.11 Governing Law. This Agreement, the Loan Documents and the Notes shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of Illinois (but giving effect to federal laws applicable to national banks) applicable to contracts made and to be performed entirely within such state, without regard to conflict of laws principles.

         13.12 Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         13.13 Survival of Borrower Representations. All covenants, agreements, representations and warranties made by Borrower herein shall, notwithstanding any investigation by the Bank, be deemed material and relied upon by the Bank and shall survive the making and execution of this Agreement and the Loan Documents and the issuance of the Notes, and shall be deemed to be continuing representations and warranties until such time as Borrower has fulfilled all of its Obligations to the Bank, and the Bank has been indefeasibly paid in full in cash. The Bank, in extending financial accommodations to Borrower, is expressly acting and relying on the aforesaid representations and warranties.

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         13.14 Extensions of Bank's Commitment and Notes. This Agreement shall secure and govern the terms of any extensions or renewals of the Bank's commitment hereunder and the Notes pursuant to the execution of any modification, extension or renewal note executed by Borrower and accepted by the Bank in its sole and absolute discretion in substitution for the Notes.

         13.15 Time of Essence. Time is of the essence in making payments of all amounts due the Bank under this Agreement and in the performance and observance by Borrower of each covenant, agreement, provision and term of this Agreement.

         13.16 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Bank shall deemed to be originals thereof.

         13.17 Notices. Except as otherwise provided herein, Borrower waives all notices and demands in connection with the enforcement of the Bank's rights hereunder. All notices, requests, demands and other communications provided for hereunder shall be in writing and addressed as follows:

                If to Borrower:      Integrity Media, Inc.
                                     1000 Cody Road
                                     Mobile, Alabama 36695
                                     Attention:  Donald S. Ellington
                                     Facsimile:  (334) 639-9651

                If to the Bank:      LaSalle Bank National Association
                                     211 North Broadway
                                     Suite 4050
                                     St. Louis, Missouri  63102
                                     Attention:  Andrew K. Dawson
                                     Facsimile:  (314) 621-1642

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection. All notices addressed as above shall be deemed to have been properly given (i) if served in person, upon acceptance or refusal of delivery;
(ii) if mailed by certified or registered mail, return receipt requested, postage prepaid, on the third (3rd) day following the day such notice is deposited in any post office station or letter box; or (iii) if sent by recognized overnight courier, on the first (1st) day following the day such notice is delivered to such carrier. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

         13.18 Release of Claims Against Bank. In consideration of the Bank making the Loans, Borrower and all other Obligors do each hereby release and discharge the Bank of and from any and all claims, harm, injury, and damage of any and every kind, known or unknown, legal or equitable, which any Obligor may have against the Bank from the date of their respective first contact with the Bank until the date of this Loan Agreement including, but not limited to, any claim arising from any reports (environmental reports, surveys, appraisals, etc.) prepared by any parties hired or recommended by the Bank. Borrower and all other Obligors confirm to Bank that they have reviewed the effect of this release

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

with competent legal counsel of their choice, or have been afforded the opportunity to do so, prior to execution of this Agreement and the Loan Documents and do each acknowledge and agree that the Bank is relying upon this release in extending the Loans to Borrower.

         13.19 Costs, Fees and Expenses. Borrower shall pay or reimburse the Bank for all reasonable costs, fees and expenses incurred by the Bank or for which the Bank becomes obligated in connection with the negotiation, preparation, consummation, collection of the Obligations or enforcement of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), or during any workout, restructuring or negotiations in respect thereof, including, without limitation, reasonable consultants' fees and attorneys' fees and time charges of counsel to the Bank, which shall also include attorneys' fees and time charges of attorneys who may be employees of the Bank or any Affiliate of the Bank, plus costs and expenses of such attorneys or of the Bank; search fees, costs and expenses; and all taxes payable in connection with this Agreement or the other Loan Documents, whether or not the transaction contemplated hereby shall be consummated. In furtherance of the foregoing, Borrower shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this Agreement, the Notes and the other Loan Documents to be delivered hereunder, and agrees to save and hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses. That portion of the Obligations consisting of costs, expenses or advances to be reimbursed by Borrower to the Bank pursuant to this Agreement or the other Loan Documents which are not paid on or prior to the date hereof shall be payable by Borrower to the Bank on demand. If at any time or times hereafter the Bank: (a) employs counsel for advice or other representation (i) with respect to this Agreement or the other Loan Documents, (ii) to represent the Bank in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by the Bank, Borrower, or any other Person) in any way or respect relating to this Agreement, the other Loan Documents or Borrower's business or affairs, or (iii) to enforce any rights of the Bank against Borrower or any other Person that may be obligated to the Bank by virtue of this Agreement or the other Loan Documents; (b) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (c) attempts to or enforces any of the Bank's rights or remedies under the Agreement or the other Loan Documents, the costs and expenses incurred by the Bank in any manner or way with respect to the foregoing, shall be part of the Obligations, payable by Borrower to the Bank on demand.

         13.20 INDEMNIFICATION. BORROWER AGREES TO DEFEND (WITH COUNSEL SATISFACTORY TO THE BANK), PROTECT, INDEMNIFY, EXONERATE AND HOLD HARMLESS EACH INDEMNIFIED PARTY FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES AND DISTRIBUTIONS OF ANY KIND OR NATURE (INCLUDING, WITHOUT LIMITATION, THE DISBURSEMENTS AND THE REASONABLE FEES OF COUNSEL FOR EACH INDEMNIFIED PARTY THERETO, WHICH SHALL ALSO INCLUDE, WITHOUT LIMITATION, ATTORNEYS' FEES AND TIME CHARGES OF ATTORNEYS WHO MAY BE EMPLOYEES OF ANY INDEMNIFIED PARTY), WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST, ANY INDEMNIFIED PARTY (WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL AND WHETHER BASED ON ANY FEDERAL, STATE OR LOCAL LAWS OR REGULATIONS, INCLUDING, WITHOUT LIMITATION, SECURITIES, ENVIRONMENTAL LAWS AND COMMERCIAL LAWS AND REGULATIONS, UNDER COMMON LAW OR IN EQUITY, OR BASED ON CONTRACT OR OTHERWISE) IN ANY MANNER RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS, OR ANY ACT, EVENT OR TRANSACTION RELATED OR ATTENDANT THERETO, THE PREPARATION,

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EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE LOAN DOCUMENTS, INCLUDING, BUT
NOT LIMITED TO, THE MAKING OR ISSUANCE AND MANAGEMENT OF THE LOANS, THE USE OR INTENDED USE OF THE PROCEEDS OF THE LOANS, THE ENFORCEMENT OF THE BANK'S RIGHTS AND REMEDIES UNDER THIS AGREEMENT, THE LOAN DOCUMENTS, THE NOTES, ANY OTHER INSTRUMENTS AND DOCUMENTS DELIVERED HEREUNDER, OR UNDER ANY OTHER AGREEMENT BETWEEN BORROWER AND THE BANK; PROVIDED, HOWEVER, THAT BORROWER SHALL NOT HAVE ANY OBLIGATIONS HEREUNDER TO ANY INDEMNIFIED PARTY WITH RESPECT TO MATTERS DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE BEEN CAUSED BY OR RESULTING FROM THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF SUCH INDEMNIFIED PARTY. TO THE EXTENT THAT THE UNDERTAKING TO INDEMNIFY SET FORTH IN THE PRECEDING SENTENCE MAY BE UNENFORCEABLE BECAUSE IT VIOLATES ANY LAW OR PUBLIC POLICY, BORROWER SHALL SATISFY SUCH UNDERTAKING TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW. ANY LIABILITY, OBLIGATION, LOSS, DAMAGE, PENALTY, COST OR EXPENSE COVERED BY THIS INDEMNITY SHALL BE PAID TO EACH INDEMNIFIED PARTY ON DEMAND, AND FAILING PROMPT PAYMENT, TOGETHER WITH INTEREST THEREON AT THE DEFAULT RATE FROM THE DATE INCURRED BY EACH INDEMNIFIED PARTY UNTIL PAID BY BORROWER, SHALL BE ADDED TO THE OBLIGATIONS OF BORROWER AND BE SECURED BY THE COLLATERAL. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OTHER OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

         13.21 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Obligor or the transfer to the Bank of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Bank is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Bank is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Bank, the Obligations shall automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         13.22 Fees. All fees described herein shall be fully earned by the Bank when due and payable and, except as otherwise set forth herein, shall not be subject to refund or rebate. All fees are for compensation for services and are not, and shall not be deemed to be, interest or a charge for the use of money.

         13.23 Recitals. The recitals to this Agreement are hereby incorporated into this Agreement, the truth and accuracy of which are evidenced by each party's execution hereof.

         13.24 Amendment and Restatement. This Agreement amends and restates, and Borrower expressly states that it does not constitute an extinguishment or novation of, the Existing Credit Agreement, or any of the documents executed in connection therewith (the "Existing Loan Documents"), or constitute a release or relinquishment of the Liens granted to Bank in the Existing Loan Agreement or the Existing Loan Documents. This Agreement and each document executed in connection herewith, does not evidence or effect a refinancing of the loans under the Existing Loan Agreement or the Existing Loan Documents, or a waiver of Borrower's obligation to reimburse Bank therefor, or as otherwise set

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forth in the Existing Loan Agreement or the Existing Loan Documents, all as such obligations are amended and restated by this Agreement and the other Loan Documents.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Borrower and the Bank have executed this Loan and Security Agreement as of the date first above written.

                                             INTEGRITY MEDIA, INC.
                                                  (f/k/a Integrity Incorporated)

                                             By: /s/ Donald S. Ellington
                                                 -----------------------
                                                 Name:  Donald S. Ellington
                                                 Title:  Secretary

                                             INTEGRITY PUBLISHERS, INC.

                                             By: /s/ Donald S. Ellington
                                                 -----------------------
                                                 Name:  Donald S. Ellington
                                                 Title:  Secretary

                                             INO RECORDS, LLC
                                               (f/k/a M2 Communications, L.L.C.)

                                             By: /s/ Donald S. Ellington
                                                 -----------------------
                                                 MEMBER:  INTEGRITY MEDIA, INC.
                                                 Name:  Donald S. Ellington
                                                 Title:   Secretary

                                             INTEGRITY DIRECT, LLC

                                             By: /s/ Donald S. Ellington
                                                 -----------------------
                                                 MEMBER:  INTEGRITY MEDIA, INC.
                                                 Name:  Donald S. Ellington
                                                 Title:    Secretary


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

                                             KONA ACQUISITION CORP.

                                             By: /s/ P. Michael Coleman
                                                 ----------------------
                                                 Name:   P. Michael Coleman
                                                 Title:   President

                                             Agreed and accepted:

                                             LASALLE BANK NATIONAL
                                             ASSOCIATION, a national banking
                                             association

                                             By: /s/ Andrew K. Dawson
                                                 ------------------------
                                                 Name:    Andrew K. Dawson
                                                 Title:   Senior Vice President



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

                                    EXHIBIT A

                           Borrowing Base Certificate

                              INTEGRITY MEDIA, INC.

         We refer to that certain Loan and Security Agreement, dated as of April 25, 2001 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), by and between Integrity Media, Inc., a Delaware corporation (the "Borrower"), and LaSalle Bank National Association, Inc. (the "Lender"). Each capitalized term contained herein and not otherwise defined herein shall have the meaning given to such term in the Loan Agreement.

         The undersigned hereby represents and warrants (i) that he is the Senior Vice President of Administration and Finance of the Borrower, and (ii) that the following information is estimated as being correct and complete as of the last day of ___________________ based on current information available as of
____________.

A.       Eligible Accounts

         1.       Total Accounts                                       $________
         2.       Less: Accounts due and unpaid more than
                  90 days after the invoice date                       $________
         3.       Less: Other Ineligible Accounts (International
                  and Celebration Hymnal)                              $________
         4.       Total Eligible Accounts                              $________
         5.       Advance Ratio                                        _________
         6.       Total Availability                                   $________

B.       Eligible Inventory

         1.       Total Inventory                                      $________
         2.       Less:  Ineligible Inventory                          $________
         3.       Total Eligible Inventory                             $________
         4.       Advance Ratio                                        _________
         5.       Total Availability                                   $________

C.       Borrowing Base

         1.       Total Borrowing Base (A.6 plus B.5)                  $________
         2.       Outstanding Borrowings under subject facility.       $________
         3.       Outstanding Reserves                                 $________

                      EXCESS AVAILABILITY                              $________

         IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate as of the _____ day of _________.

                                           _____________________________________
                                           Donald S. Ellington
                                           Integrity Media, Inc.
                                           Senior Vice President of Finance and
                                           Administration

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